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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                   Form S-4

                            REGISTRATION STATEMENT
                                   Under the
                            Securities Act of 1933

                                --------------

 FEDERAL-MOGUL CORPORATION                   Michigan                3174             38-0533580
 FEDERAL-MOGUL DUTCH HOLDINGS INC.           Delaware                3174             38-3399272
 FEDERAL-MOGUL GLOBAL INC.                   Delaware                3174             38-3399269
 FEDERAL-MOGUL U.K. HOLDINGS INC.            Delaware                3174             38-3399273
 CARTER AUTOMOTIVE COMPANY, INC.             Delaware                3174             43-1374271
 FEDERAL-MOGUL VENTURE CORPORATION            Nevada                 3174             38-2938561
 FEDERAL-MOGUL WORLD WIDE, INC.              Michigan                3174             38-3010848
 FEDERAL-MOGUL GLOBAL PROPERTIES, INC.       Michigan                3174             38-3394578
 FELT PRODUCTS MFG. CO.                      Delaware                3174             36-1065910
 F-M UK HOLDING LIMITED                   United Kingdom             3174           Not Applicable
 FEDERAL-MOGUL IGNITION COMPANY              Delaware                3174             34-4203131
 FEDERAL-MOGUL PRODUCTS, INC.                Missouri                3174             43-1130207
 FEDERAL-MOGUL AVIATION, INC.                Delaware                3174             76-0554121
                                         (State or other
                                           jurisdiction
     (Exact name of registrant as      of incorporation or   (Standard Industrial  (I.R.S. Employer
       specified in its charter)          organization)      Classification Code) Identification No.)

                          26555 Northwestern Highway
                          Southfield, Michigan 48034
                                (248) 354-7700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                               David M. Sherbin
                         Associate General Counsel and
                                   Secretary
                           Federal-Mogul Corporation
                          26555 Northwestern Highway
                          Southfield, Michigan 48034
                                (248) 354-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------

                                with a copy to:
                             Larry A. Barden, Esq.
                                Sidley & Austin
                           One First National Plaza
                            Chicago, Illinois 60603
                                (312) 853-7000

                                --------------

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE

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
                                                                                  Proposed
                                                                   Proposed       maximum
                                                     Amount        maximum       aggregate      Amount of
             Title of each class of                  to be      offering price    offering     registration
          securities to be registered              registered      per unit       price(1)         fee
-----------------------------------------------------------------------------------------------------------
7 3/8% Notes due 2006..........................   $400,000,000       N/A        $400,000,000     $111,200
-----------------------------------------------------------------------------------------------------------
7 1/2% Notes due 2009..........................   $600,000,000       N/A        $600,000,000     $166,800
-----------------------------------------------------------------------------------------------------------
Guarantee of Federal-Mogul Dutch Holdings
 Inc.(3).......................................       N/A            N/A            N/A           N/A(2)
-----------------------------------------------------------------------------------------------------------
Guarantee of Federal-Mogul Global Inc.(3)......       N/A            N/A            N/A           N/A(2)
-----------------------------------------------------------------------------------------------------------
Guarantee of Federal-Mogul U.K. Holdings
 Inc.(3).......................................       N/A            N/A            N/A           N/A(2)
-----------------------------------------------------------------------------------------------------------
Guarantee of Carter Automotive Company,
 Inc.(3).......................................       N/A            N/A            N/A           N/A(2)
-----------------------------------------------------------------------------------------------------------
Guarantee of Federal Mogul Venture
 Corporation(3)................................       N/A            N/A            N/A           N/A(2)
-----------------------------------------------------------------------------------------------------------
Guarantee of Federal-Mogul World Wide, Inc.(3).       N/A            N/A            N/A           N/A(2)
-----------------------------------------------------------------------------------------------------------
Guarantee of Federal Mogul Global Properties,
 Inc.(3).......................................       N/A            N/A            N/A           N/A(2)
-----------------------------------------------------------------------------------------------------------
Guarantee of Felt Products Mfg. Co.(3).........       N/A            N/A            N/A           N/A(2)
-----------------------------------------------------------------------------------------------------------
Guarantee of F-M UK Holding Limited(3).........       N/A            N/A            N/A           N/A(2)
-----------------------------------------------------------------------------------------------------------
Guarantee of Federal-Mogul Ignition Company(3).       N/A            N/A            N/A           N/A(2)
-----------------------------------------------------------------------------------------------------------
Guarantee of Federal-Mogul Products, Inc.(3)...       N/A            N/A            N/A           N/A(2)
-----------------------------------------------------------------------------------------------------------
Guarantee of Federal-Mogul Aviation, Inc.(3)...       N/A            N/A            N/A           N/A(2)
-----------------------------------------------------------------------------------------------------------
Total..........................................  $1,000,000,000      N/A       $1,000,000,000    $278,000
-----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(f) under the Securities Act.
(2) Pursuant to Rule 457(n) under the Securities Act, no additional fee is payable.
(3) Guarantees of the 7 3/8% Notes due 2006 and the 7 1/2% Notes due 2009 issued by the above-named subsidiaries of Federal Mogul. No separate consideration will be received for the issuance of these guarantees.

                                --------------

   The Co-Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective time until the Co-Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the SEC + +is effective. This prospectus is not an offer to sell these securities and is + +not soliciting an offer to buy these securities in any state where the offer +
+or sale is not permitted.                                                     +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JUNE 30, 1999

PROSPECTUS

                                 $1,000,000,000

                               Offer to Exchange

                             7 3/8% Notes due 2006
               For Any and All Outstanding 7 3/8% Notes due 2006
                                      and
                             7 1/2% Notes due 2009
               For Any and All Outstanding 7 1/2% Notes due 2009

  This prospectus (and accompanying letter of transmittal) relates to our proposed offer to exchange up to $400,000,000 aggregate principal amount of new 7 3/8% notes due 2006 (the "New 7 3/8% Notes") for any and all outstanding 7 3/8% notes due 2006 and up to $600,000,000 aggregate principal amount of new 7 1/2% notes due 2009 (the "New 7 1/2% Notes" and together with the New 7 3/8% Notes, the "New Notes"), for any and all outstanding 7 1/2% notes due 2009. The 7 3/8% notes due 2006 and the 7 1/2% notes due 2009 were issued in a private offering on January 20, 1999 (the "Old Notes") and have certain transfer restrictions. The New Notes will be freely transferable.
  . The exchange offer expires 5:00 p.m., New York City time, on
                     , 1999, unless extended.
  . The terms of the New Notes are substantially identical to the terms of the Old Notes, except that the New Notes will be freely transferable and issued free of any covenants regarding exchange and registration rights.
  . All Old Notes that are validly tendered and not validly withdrawn will be exchanged.
  . Tenders of Old Notes may be withdrawn at any time prior to expiration of the exchange offer.
  . The exchange of Old Notes for New Notes will not be a taxable event for
    United States federal income tax purposes.
  . Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old Notes not exchanged in the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but, except under certain circumstances, will have no further exchange or registration rights under the registration rights agreement.
  . ""Affiliates'' of Federal-Mogul (within the meaning of the Securities Act of 1933) may not participate in the exchange offer.
  . All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act of 1933. See "Plan of Distribution" beginning on page 48.
  . We intend to apply for listing of the New Notes on the Luxembourg Stock
    Exchange.

                                  -----------

  Please see "Risk Factors" beginning on page 10 for a discussion of certain factors you should consider in connection with the exchange offer.

                                  -----------

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  WE MAY AMEND OR SUPPLEMENT THIS PROSPECTUS FROM TIME TO TIME BY FILING AMENDMENTS OR SUPPLEMENTS AS REQUIRED. YOU SHOULD READ THIS ENTIRE PROSPECTUS (AND ACCOMPANYING LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR INVESTMENT DECISION.

                                  -----------

   Our principal executive offices are located at 26555 Northwestern Highway,
                             Southfield, MI 48034.
                    Our telephone number is (248) 354-7700.

             The date of this prospectus is                , 1999.

                               ----------------

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

   NEITHER THE FACT THAT A REGISTERED STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Where You Can Find More Information.......................................    1
Forward-Looking Statements................................................    2
Prospectus Summary........................................................    3
Risk Factors..............................................................   10
Use of Proceeds...........................................................   14
Capitalization............................................................   15
Selected Consolidated Financial Data......................................   16
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends....................................   17
Exchange Offer; Registration Rights.......................................   17
Description of Certain Indebtedness.......................................   28
Description of the New Notes..............................................   30
Book-Entry; Delivery and Form.............................................   40
Material Federal Tax Considerations.......................................   45
Plan of Distribution......................................................   48
Incorporation of Information by Reference.................................   49
Legal Matters.............................................................   49
Experts...................................................................   49

                      WHERE YOU CAN FIND MORE INFORMATION

   As required by the Securities Act of 1933, we have filed a registration
statement (No. 333-     ) relating to the securities offered by this prospectus
with the SEC. This prospectus is a part of that registration statement, which includes additional information.

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

   The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important business and financial information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically update and supersede this information. We incorporate by reference the following documents, which have been filed with the SEC:

  . Annual Report on Form 10-K for the year ended December 31, 1998.

  . Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

  . Federal-Mogul's proxy statement for the 1998 Annual Shareholders'
    Meeting, filed on March 24, 1999.

  . Current Reports on Form 8-K filed on April 7, 1998 and November 24, 1998.

   All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering of the securities described in this prospectus shall be incorporated by reference in this prospectus from their date of filing.

   You may request a copy of these filings, at no cost, by writing or telephoning Federal-Mogul at the following address and telephone number: David
M. Sherbin, Esq., Associate General Counsel and Secretary, Federal-Mogul Corporation, 26555 Northwestern Highway, Southfield, MI 48034, (248) 354-7700. In order to obtain timely delivery, you must request the information no later than five business days before the expiration of the exchange offer.

   You should rely only on the information provided in this prospectus, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

                          FORWARD-LOOKING STATEMENTS

   Some of the statements contained or incorporated in this prospectus and the documents incorporated by reference herein discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Forward-looking information in this prospectus and the documents incorporated by reference herein includes information regarding:

  . plans to integrate the businesses of T&N, Fel-Pro and Cooper Automotive with our business;

  . plans to address computer software issues related to the approach of the year 2000;

  . the scope and effect of T&N's asbestos liability; and

  . plans to address the issues related to the conversion to the Euro.

   Important factors and risks that may cause actual results to differ from projections include, for example:

  . those relating to the combination of our business with those of T&N, Fel-
    Pro and Cooper Automotive;

  . the anticipated synergies, cost benefits, operating efficiencies, restructuring charges and related costs in connection with those acquisitions;

  . conditions in the automotive components industry;

  . certain global and regional economic conditions; and

  . other factors which may be described in our future filings with the SEC.

                               PROSPECTUS SUMMARY

   This summary highlights selected information from this prospectus, but does not contain all information that is important to you. This prospectus includes specific terms of the exchange offer. We encourage you to read the detailed information and consolidated financial statements and the notes thereto appearing elsewhere in this prospectus in their entirety or incorporated herein by reference. As used in this prospectus, unless the context indicates otherwise, (1) all references to "Federal-Mogul," "Company," "we," "our," "ours," and "us" refer to Federal-Mogul Corporation and its consolidated subsidiaries and (2) "Notes" means both the Old Notes and the New Notes.

                           Federal-Mogul Corporation

   We are a leading global manufacturer and distributor of a broad range of components for automobiles and light trucks, heavy duty trucks, farm and construction vehicles and industrial products. These components include:

  . powertrain systems components which are primarily bearings, rings, pistons, sintered products and camshafts

  . sealing system components which include dynamic seals and gaskets and

  . general products which consist primarily of friction products, systems protection products and wiper products.

   We market our products to many of the world's major original equipment manufacturers. We also manufacture and supply our products and related parts to the aftermarket relating to each of these categories of equipment.

   Founded in 1899, we traditionally focused on the manufacture and distribution of engine bearings and sealing systems. From 1990 through 1996, we pursued a strategy of opening retail auto stores in various international locations. These geographically-dispersed stores proved burdensome to manage and resulted in substantial operating losses. In the fourth quarter of 1996, we initiated a change of management, followed by the initiation of a significant restructuring program designed to refocus our company on our core competencies of manufacturing, engineering and distribution. As part of this restructuring, we closed or sold substantially all of our retail operations. Since that time we have pursued a growth strategy of acquiring complementary manufacturing companies that enhance our product base, allow for expansion of our global manufacturing operations and provide opportunities to capitalize on our aftermarket distribution network and technological resources.

Recent Developments

 Acquisitions

   In February 1998, we acquired Fel-Pro Incorporated and certain affiliated entities, which constitute the operating businesses of the Fel-Pro group of companies, a privately-owned automotive parts manufacturer, for total consideration of approximately $722 million. Fel-Pro is a premier gasket manufacturer for the North America aftermarket and original equipment heavy duty market. We refer to the acquired Fel-Pro entities in this prospectus as "Fel-Pro".

   In connection with our growth strategy, in March 1998 we acquired T&N plc, a U.K.-based supplier of engine and transmission products, for a total purchase price of approximately $2.4 billion. T&N plc manufactures and supplies high technology engineered automotive components and industrial materials including pistons, friction products, bearings, systems protection, camshafts and sealing products. We refer to T&N plc in this prospectus as "T&N".

   In October 1998, we acquired Cooper Automotive for an initial purchase price of $1.9 billion, excluding fees and expenses and excluding a post-closing net asset adjustment to be finalized in the third quarter of 1999. Cooper Automotive, comprised of the Cooper Automotive and the Moog divisions of Cooper Industries, Inc., is a premier provider of leading brand name automotive products to the aftermarket and original equipment market. Cooper Automotive manufactures and distributes brake and friction products, chassis parts, ignition products and lighting and wiper products under well-known brand names including Champion(R), Moog(R), Abex(R), Wagner(R) and Zanxx(R). Among Cooper Automotive's largest customers, in alphabetical order, are AutoValue, DaimlerChrysler, Ford, Fiat, General Motors and NAPA. Cooper Automotive had revenues in 1997 of $1.9 billion.

   In December 1998, we acquired Glockler Dichtsysteme Gunter Hemmrich GmbH, a German manufacturer of rubber sealing components and acoustic decoupling for valve covers, intake manifolds and oil pans, with sales of approximately $40 million.

   In January 1999, we completed the acquisition of Tri-Way Machine Limited, a privately-owned manufacturer of machines and machining systems for the world's metal cutting industry headquartered in Windsor, Ontario, Canada with annual sales of $35 million.

   In January 1999, we completed our acquisition of two camshaft machining plants from Crane Technologies Group, Inc. to expand the capacity of our automotive product lines. The two plants located in Orland, Indiana and Jackson, Michigan have annual sales of approximately $36 million.

   In June 1999, we acquired the piston division of Alcan Deutschland GmbH, a unit of Alcan Aluminum Ltd., with sales of approximately $150 million. Alcan's piston division manufactures high quality pistons for passenger cars and commercial vehicles with the DURAL(R) brand name.

 Other Activities

   In December 1998, we sold T&N's thin wall and dry bearings (polymer bearings) operations and certain other engine hard part assets to Dana Corporation for a purchase price of $430 million. Net proceeds to us from the disposition of the T&N bearings business of approximately $372.0 million were used to repay bank indebtedness incurred in connection with the acquisition of Cooper Automotive.

   In December 1998, we completed the sale of 14.1 million shares of common stock. Net proceeds to us from the December equity offering of approximately $781.2 million were used to repay bank indebtedness incurred in connection with the acquisition of Cooper Automotive.

   In January 1999, we issued $400,000,000 principal amount of 7 3/8% Notes due 2006 and $600,000,000 principal amount of 7 1/2% Notes due 2009. We used the proceeds of these notes to repay borrowings under our prior senior credit agreements.

   In February 1999, we entered into a new $1.75 billion senior credit agreement at variable interest rates which contains a $1.0 billion multicurrency revolving credit facility and two term loan components. The revolving credit facility has a five-year maturity. The term loan components of $400 million and $350 million mature in five and six years, respectively. The proceeds of this senior credit agreement were used to refinance the prior senior credit agreement entered into in connection with the T&N and Cooper Automotive acquisitions as well as the $400 million multicurrency revolving credit facility related to the T&N acquisition.

   In February 1999, all outstanding shares of our Series E Stock were exchanged into shares of our common stock. Each of the 607,745 remaining shares of the Series E Stock were exchanged into five shares of our common stock.

   Today, we have over 300 locations, across 6 continents, in 24 countries, with approximately 55,000 employees worldwide. On a pro forma basis adjusted for the acquisitions of T&N, Fel-Pro and Cooper Automotive and dispositions as if they had occurred on January 1, 1998, our total sales for 1998 were approximately $6.4 billion.

   Federal-Mogul is a Michigan corporation with its principal executive offices located at 26555 Northwestern Highway, Southfield, Michigan 48034. Our telephone number is (248) 354-7700.

                         Summary of the Exchange Offer

   The form and terms of the New Notes will be substantially identical to those of the Old Notes except that the New Notes will have been registered under the Securities Act of 1933. Therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and related liquidated damages provisions applicable to the Old Notes. We refer to the 7 3/8% Notes due 2006 and the 7 1/2% Notes due 2009 as the "Old Notes" and the new 7 3/8% Notes due 2006 and the new 7 1/2% Notes due 2009 as the "New Notes".

The Exchange Offer............  We are offering to exchange an aggregate of
                                $400,000,000 principal amount of new 7 3/8%
                                Notes due January 15, 2006 for $400,000,000 of outstanding 7 3/8% Notes due January 15, 2006 and an aggregate of $600,000,000 principal amount of new 7 1/2% Notes due January 15, 2009 for $600,000,000 of outstanding 7 1/2% Notes due January 15, 2009. You may only exchange Old Notes in multiples of $1,000 principal amount. To be exchanged, an Old Note must be properly tendered and accepted. All outstanding Old Notes that are validly tendered and not validly withdrawn will be exchanged for New Notes issued on or promptly after the expiration date of the exchange offer.

                                Currently, there are $400,000,000 principal amount of old 7 3/8% Notes due 2006 and $600,000,000 principal amount of old 7 1/2% Notes due 2009 outstanding and no New Notes outstanding.

Issuance of the Old Notes;
Registration Rights...........
                                The Old Notes were issued and sold in a private offering to Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Chase Securities Inc., Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, NationsBanc Montgomery Securities L.L.C., BancBoston Robertson Stephens Inc., BNY Capital Markets, Inc., Credit Lyonnais Securities (USA) Inc., Dresdner Kleinwort Benson North America LLC, First Chicago Capital Markets, Inc., First Union Capital Markets, a division of Wheat First Securities Inc., Scotia Capital Markets (USA) Inc. and SG Cowen Securities Corporation, as the initial purchasers on January 20, 1999. In connection with that sale, we executed and delivered the Registration Rights Agreement for the benefit of the noteholders. In the Registration Rights Agreement, we agreed to either:

                                . commence an exchange offer under which the
                                  New Notes, registered under the Securities
                                  Act of 1933 with terms substantially
                                  identical to those of the Old Notes, will be
                                 exchanged for the Old Notes pursuant to an effective registration statement; or

                                . cause the Old Notes to be registered under
                                  the Securities Act of 1933 pursuant to a resale shelf registration statement.

                                If we do not comply with our obligations under the Registration Rights Agreement, we will be required to pay certain liquidated damages that will be payable twice yearly. For more information, we refer you to "Exchange Offer; Registration Rights."

Absence of a Public Market
for the New Notes.............
                                The New Notes will generally be freely
                                transferable but will be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes.

                                The initial purchasers have advised us that they currently intend to make a market in the New Notes. However, the initial purchasers are not obligated to do so, and any market-making with respect to the New Notes may be discontinued at any time without notice. We do not intend to apply for listing of the New Notes on any securities exchange or on any automated dealer quotation system other than the Luxembourg Stock Exchange.

Expiration Date...............  The exchange offer will expire at 5:00 p.m.,
                                New York City time, on            1999, unless
                                we extend it, in which case the term
                                "expiration date" shall mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange      We are not required to consummate the exchange
Offer.........................  offer if there is any pending or threatened action or proceeding that would in our judgment be reasonably expected to impair our ability to proceed with the exchange offer. For more information, we refer you to "Exchange Offer;
                                Registration Rights--Certain Conditions to the
                                Exchange Offer." The exchange offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

Procedures for Tendering Old    If you want to tender your Old Notes in the
Notes.........................  exchange offer, you must complete and sign a letter of transmittal and send it, together with the Old Notes and any other required documents, to The Bank of New York, as exchange agent, in compliance with the procedures for guaranteed delivery contained in the letter of transmittal. You must send the letter of transmittal to the exchange agent prior to 5 p.m. on the expiration date of the exchange offer. If your Old Notes are registered in the name of a nominee and you wish to tender your Old Notes in the exchange offer, you should instruct your nominee to promptly tender your Old Notes on your behalf.

Guaranteed Delivery             If you wish to tender your Old Notes and:
Procedures....................

                                . your Old Notes are not immediately available;
                                  or

                                . you cannot deliver your Old Notes or any of
                                  the other documents required by the letter of transmittal to the exchange agent prior to the expiration date of the exchange offer; or

                                . you cannot complete the procedure for book-
                                  entry transfer on a timely basis;

                                you may tender your Old Notes according to the guaranteed delivery procedures detailed in the letter of transmittal. For more information, we refer you to "Exchange Offer; Registration Rights--Guaranteed Delivery Procedures."

Withdrawal Rights.............  You may withdraw the tender of your Old Notes at any time prior to the expiration date of the exchange offer. For more information, we refer you to "Exchange Offer; Registration Rights-- Withdrawal Rights."

Acceptance of the Old Notes
and Delivery of the New
Notes.........................
                                We will accept for exchange any and all Old
                                Notes which you properly tender in the exchange offer prior to the expiration date of the exchange offer. We will issue and deliver the New Notes promptly following the expiration date of the exchange offer. For more information, we refer you to "Exchange Offer; Registration Rights--Terms of the Exchange Offer."

Resales of the New Notes......  We believe, based on an interpretation by the staff of the SEC contained in no-action letters issued to third parties, that you may offer to sell, sell or otherwise transfer the New Notes issued to you in this exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act of 1933, provided that:

                                . you are not an "affiliate" of ours within the
                                  meaning of Rule 405 under the Securities Act of 1933; and

                                . you acquire the New Notes in the ordinary
                                  course of business and you have no
                                  arrangement or understanding with any person to participate in the distribution of the New Notes.

                                If you are a broker-dealer and you receive New Notes for your own account in exchange for Old Notes, you must acknowledge that you will deliver a prospectus if you decide to resell your New Notes. For more information, we refer you to "Plan of Distribution."

Consequences of Failure to      If you do not exchange your Old Notes for the
Exchange......................  New Notes pursuant to the exchange offer you will still be subject to the restrictions on transfer of your Old Notes as contained in the legend on the Old Notes. In general, you may not offer to sell or sell the Old Notes, except pursuant to a registration statement under the Securities Act of 1933 or any exemption from registration thereunder and in compliance with applicable state securities laws.

Material U.S. Federal Income
Tax Considerations...........
                               The exchange of Notes will not be a taxable event for United States federal income tax purposes. You will not recognize any taxable gain or loss or any interest income as a result of the exchange.

Registration Rights            The exchange offer is intended to satisfy your
Agreement....................  registration rights under the Registration
                               Rights Agreement. Those rights will terminate upon completion of the exchange offer.

Use of Proceeds..............  We will not receive any proceeds from the issuance of New Notes pursuant to the exchange offer. In consideration for issuing the New Notes in exchange for the Old Notes as described in this prospectus, we will receive, retire and cancel the Old Notes. For more information, we refer you to "Use of Proceeds."

Exchange Agent...............  The Bank of New York is the exchange agent for the exchange offer.

                          Description of the New Notes

New Notes....................  $400,000,000 aggregate principal amount of 7
                               3/8% Notes due 2006.
                               $600,000,000 aggregate principal amount of 7
                               1/2% Notes due 2009.

Maturity.....................  The 7 3/8% Notes mature on January 15, 2006.
                               The 7 1/2% Notes mature on January 15, 2009.

Interest Payment Dates.......  January 15 and July 15, commencing on January
                               15, 2000.

Ranking......................  Except as hereinafter provided, the New Notes will rank equally in right of payment with all other unsubordinated, unsecured indebtedness of Federal-Mogul, and senior in right of payment to any future subordinated indebtedness of Federal-Mogul. Indebtedness incurred under our senior credit agreement and certain other indebtedness of Federal-Mogul are secured by pledges of all or a portion of the stock of certain of Federal-Mogul's subsidiaries and certain intercompany indebtedness. So long as indebtedness under our senior credit agreement is secured by such pledges, existing public indebtedness and the New Notes will also be secured by such collateral. Indebtedness incurred under our senior credit agreement and certain other indebtedness of Federal-Mogul are also secured by collateral that does not secure the New Notes. The indenture for the New Notes will not contain any restriction upon indebtedness, whether secured or unsecured, that Federal-Mogul and its subsidiaries may incur in the future. Creditors of Federal-Mogul secured by collateral which does not secure the New Notes will have a claim on such other collateral prior to any claims of holders of the New Notes against such other collateral. For more information, we refer you to "Description of the New Notes--Ranking."

Optional Redemption...........  We may redeem the New Notes, at our option, at any time, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the New Notes of such series to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments on the New Notes to be redeemed, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 50 basis points, plus, in either case, accrued interest to the date of redemption. For more information, we refer you to "Description of the New Notes--Optional Redemption."

Sinking Fund..................  None.

Certain Covenants.............  The indenture governing the New Notes contains covenants that impose, among other things, limitations on the creation of liens and limitations on sale and lease-back transactions. For more information, we refer you to "Description of the New Notes--Certain Covenants."

Guarantees....................  The subsidiary guarantors so long as they guarantee indebtedness under our senior credit agreement, will unconditionally guarantee the New Notes. The subsidiary guarantors have guaranteed all indebtedness under our senior credit agreement and all public indebtedness. For more information, we refer you to "Description of the New Notes--The Guarantees."

Listing.......................  We will apply for listing of the New Notes on the Luxembourg Stock Exchange.

Risk Factors..................  We refer you to "Risk Factors" for a discussion of certain factors you should carefully
                                consider before deciding to invest in the New Notes.

   Certain capitalized terms used in this summary are defined in "Description of the New Notes" beginning on page 30.

                                  RISK FACTORS

   An investment in the New Notes involves various risks. If you are considering tendering Old Notes in exchange for New Notes, you should carefully review the information contained in this prospectus and the documents to which they refer. You should particularly consider the following factors:

The Old Notes are subject to transfer restrictions and there is a limited trading market for the Old Notes

   We will issue New Notes in exchange for the Old Notes only after the exchange agent receives tender of your Old Notes. Therefore, you should allow sufficient time to ensure timely delivery of your Old Notes. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to your tender of the Old Notes for exchange. If you do not tender your Old Notes, or if you do tender your Old Notes and they are not accepted, your Old Notes will continue to be subject to the existing restrictions upon their transfer. Accordingly, after the completion of the exchange offer, you will only be able to offer for sale, sell or otherwise transfer untendered Old Notes as follows:

  . to Federal-Mogul;

  . pursuant to a registration statement that has been declared effective under the Securities Act of 1933;

  . for so long as the Old Notes are eligible for resale pursuant to Rule
    144A under the Securities Act of 1933, to a person you reasonably believe is a qualified institutional buyer ("QIB") within the meaning of Rule 144A, that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 144A;

  . pursuant to offers and sales that occur outside the United States to foreign persons in transactions complying with the provisions of Regulation S under the Securities Act of 1933;

  . to an "Accredited Investor" within the meaning of Rule 501(a)(1), (2),
    (3) and (7) under the Securities Act of 1933 that is an institutional investor (an "Institutional Accredited Investor") purchasing for its own account or for the account of such an Institutional Accredited Investor, in each case in a minimum principal amount of the Old Notes of $250,000; or

  . pursuant to any other available exemption from the registration requirements of the Securities Act of 1933.

To the extent that Old Notes are tendered and accepted in the exchange offer, the liquidity of the trading market for untendered Old Notes could be adversely affected. For more information, we refer you to "Exchange Offer; Registration Rights."

   In addition, any holder of the Old Notes who tenders in the exchange offer for the purpose of participating in a distribution of the New Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction. Each broker-dealer who receives New Notes for its own account in exchange for the Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. For more information, we refer you to "Plan of Distribution."

We are substantially leveraged and we may not be able to generate sufficient cash flow from our operations to service our debt

   We incurred a significant amount of debt when we purchased T&N, Fel-Pro and Cooper Automotive. The following chart contains important financial statistics as of March 31, 1999:

          Total short-term debt............................... $  196.1 million
          Total long-term debt................................ $3,396.7 million
      Total debt.............................................. $3,592.8 million
        Company-obligated mandatorily redeemable preferred
         securities of subsidiary trust holding solely
         convertible subordinated debentures of the Company... $  575.0 million
        Minority interest in consolidated subsidiaries........ $   36.5 million
        Shareholders' equity.................................. $1,888.4 million
                                                               ----------------
      Total capitalization.................................... $6,092.7 million
                                                               ================

   This means that as of March 31, 1999:

  . Our ratio of debt to total capitalization was 59.0%; and

  . Our ratio of long-term debt to total capitalization was 55.7%.

   Our leverage may have important consequences to holders of the New Notes. For example, it could:

  . limit our ability to obtain additional financing to fund future working capital requirements, capital expenditures, debt service requirements, acquisitions or other general corporate requirements;

  . require us to use a substantial portion of our cash flow from operations to pay principal and interest on our indebtedness, which reduces the funds we will have available to finance operations and future business opportunities;

  . place us at a competitive disadvantage to our competitors that are less leveraged; and

  . increase our vulnerability to adverse economic and industry conditions.

   In addition, since certain of our debt is at variable rates of interest, we will be vulnerable to increases in interest rates. Increases in interest rates could have a material adverse effect on our operations, liquidity and financial condition. Our ability to make scheduled principal and interest payments on our indebtedness and our ability to refinance our indebtedness depend on our future performance. This performance is, to a certain extent, subject to economic, financial, competitive and other factors beyond our control.

   It is possible that in the future our business may not continue to generate sufficient cash flow from operations to service our debt and make necessary capital expenditures. If this occurs, we may be required to adopt one or more alternatives, such as reducing or delaying planned expansion, selling assets, restructuring debt or obtaining additional equity capital. There is no certainty that any of these strategies could be implemented on satisfactory terms or without substantial additional expense for us. These and other factors could have a material adverse effect on our results of operations, liquidity and financial condition and on the marketability, price and future value of the New Notes.

   Our senior credit agreement limits our ability to incur additional debt and to dispose of assets. Our senior credit agreement also requires us to make interest and principal payments and payments from material disposals, from "excess cash flow" and from the proceeds of certain issuances of capital stock or debt. We must also comply with certain financial ratios and minimum net worth tests. For more information, we refer you to "Description of Certain Indebtedness." We may not meet these requirements in the future. If we do not comply with these requirements, the resulting default under our senior credit agreement could lead to acceleration of the related debt. Other indebtedness that contain cross-acceleration or cross-default provisions could also be accelerated. In such a case, we might not be able to refinance or otherwise repay such indebtedness.

   We may also incur substantial debt in the future, although our ability to do so is restricted by our senior credit agreement. For more information regarding our debt and capitalization, we refer you to "Capitalization" and "Description of Certain Indebtedness."

We may not be able to integrate certain of our acquired businesses

   Our business grew in size and complexity due to the acquisitions of T&N, Fel-Pro and Cooper Automotive. We must integrate operations, management and personnel of four businesses that previously operated independently and may encounter difficulties completing this integration. Any material delays or unexpected costs we incur in connection with the integration process could harm us and our results of operations, liquidity and financial condition.

We may not achieve desired levels of synergies and the costs of achieving these synergies may be substantially greater than we anticipate

   We analyzed possible economic synergies we hoped to realize as a result of the acquisitions of T&N, Fel-Pro and Cooper Automotive. It is possible that we will not achieve the desired levels of synergies. If we fail to achieve our desired levels of synergies, it could harm our business, results of operations, liquidity and financial condition.

   We have announced that we intend to incur restructuring charges and related costs of $195 million in connection with synergies targeted for the T&N and Fel-Pro acquisitions. Of this amount, we expect to ultimately recognize $54 million as expense as incurred, and we have recorded $141 million as a direct cost of the acquisitions. This is moderately less than the annual level of synergy benefits anticipated from those acquisitions in the year 2000. In connection with the Cooper Automotive acquisition, we expect to ultimately incur restructuring charges and related costs of $126 million. Of this amount, we expect to ultimately recognize $38 million as expense as incurred, and we have recorded $88 million as a direct cost of the acquisition. It is possible that such costs will be substantially greater than these amounts or that achieving such synergies will require additional costs or charges to earnings in future periods. Any such cost or charges could harm our business, results of operations, liquidity and financial condition.

T&N may be subject to material additional asbestos liabilities and significant additional litigation relating to asbestos that could result in additional charges not covered by reserves or insurance

   T&N and certain of its subsidiaries are among many defendants named in a large number of court actions brought in the United States, and a smaller number of claims brought in the United Kingdom, relating to alleged asbestos-related diseases resulting from exposure to asbestos or products containing asbestos. T&N is also one of many defendants named in a small number of U.S. property damage claims. Prior to and including 1996, T&N incurred significant cost in connection with settling claims, establishing reserves for asbestos liabilities and obtaining insurance coverage for certain asbestos liabilities. Prior to our acquisition of T&N, T&N secured a (Pounds)500 million layer of insurance which will be triggered should the aggregate number of claims notified after June 30, 1996, where the exposure occurred prior to that date (which we refer to as IBNR claims), exceed (Pounds)690 million. As of March 31, 1999, we have provided $1.3 billion as its best estimate for future costs related to resolving asbestos claims. For a more detailed description of T&N's asbestos liabilities and the financial impact of these liabilities on us, we refer you to the reports and other information that we have filed with the SEC and incorporated into this prospectus by reference. Although T&N has carefully projected its future asbestos liability, the assumptions underlying such projections continuously change and therefore we cannot project with certainty the number of such claims that may be made nor the expenditure which may arise therefrom. T&N may be subject to material additional liabilities and significant additional litigation relating to asbestos that would result in additional charges not covered by reserves or insurance. Any such liabilities or litigation could harm our results of operations, business, liquidity and financial condition.

We may not succeed in locating and acquiring appropriate companies on attractive terms, completing potential acquisitions, integrating acquired companies or realizing desired benefits of such acquisitions

   One of our principal business strategies is to acquire businesses both domestically and internationally in order to expand our manufacturing and distribution capabilities. We intend to acquire companies that we believe complement our existing business and will achieve satisfactory rates of return. We are usually engaged in various stages of evaluating potential acquisition candidates, and we expect to complete as quickly as possible any acquisition that we believe meets our criteria. We may not succeed in completing each potential acquisition and may not in the future succeed in locating and acquiring appropriate companies on attractive terms, integrating acquired companies or realizing desired benefits of such acquisitions.

   The industry in which we compete is rapidly consolidating, and we cannot predict or control the timing of certain acquisition opportunities. Certain potential acquisition opportunities may involve bidding auctions requiring quick response. Since other companies may also be interested in our potential acquisition candidates, we may from time to time need to accelerate our evaluation and pursuit of such candidates. Potential acquisition candidates could include entities substantially larger than those we have acquired to date and may involve purchase prices substantially in excess of those paid for previous acquisitions.

   To finance acquisitions, we may need to do one or more of the following:

  . increase our outstanding borrowings by a significant amount,

  . issue a significant amount of debt securities or

  . issue a significant amount of equity securities.

Such borrowings or issuances of debt securities could cause credit rating agencies to lower their ratings on all or certain of our securities, including the New Notes, could adversely affect the market price or trading price for such securities, and may have other important consequences. In addition, such borrowings or issuances may be on a short-term basis and thus involve a refinancing risk. We also refer you to "We are substantially leveraged and we may not be able to generate sufficient cash flow from operations to service our debt" above. If we are unable to obtain suitable financing, we may be unable to complete future acquisitions.

The automotive industry is cyclical; a decline in automotive sales and production could result in a decline in our results of operations or a deterioration in our financial condition

   Our principal operations are directly related to automobile sales and production in the United States and abroad. Automobile sales and production are cyclical and can be affected by the strength of a country's general economy. In addition, automobile production and sales can be affected by labor relations, regulatory requirements, trade agreements and other factors. A decline in automotive sales and production would likely affect not only sales to original equipment customers (purchasers of new automobiles), but also sales to aftermarket customers (purchasers of replacement parts) and could result in a decline in our results of operations or a deterioration in our financial condition. If demand changes and we fail to respond appropriately, our results of operations could be adversely affected. In addition, technical improvements in automotive component designs may adversely affect aftermarket demand.

We have substantial international operations that are subject to additional risks

   We have manufacturing and distribution facilities in many countries, principally in North America, Europe and Latin America. The acquisition of T&N significantly increased the portion of our business located outside the United States, though the acquisition of Cooper Automotive partially offset this effect. International operations are subject to certain risks including:

  . exposure to local economic conditions,

  . exposure to local political conditions (including the risk of seizure of assets by foreign governments),

  . currency exchange rate fluctuations and currency controls and

  . export and import restrictions.

The likelihood of such occurrences and their potential effect on us are unpredictable and vary from country to country.

We are subject to foreign currency risks

   Certain of our operating entities report their financial condition and results of operations in various foreign currencies (including pounds sterling, German marks and, to a lesser extent South African rand and French francs). We translate the reported amounts into U.S. dollars at the applicable exchange rates in preparing our consolidated financial statements. As a result, the fluctuating value of the dollar against these foreign currencies will affect reported sales and operating margin of T&N and other subsidiaries, as consolidated into Federal-Mogul.

   In addition, we are exposed to a risk of loss from changes in foreign exchange rates whenever we or one of our foreign subsidiaries enters into a purchase or sales transaction using a currency that is not its normal currency. While we reduce such risks by matching revenues and costs with the same currency, changes in currency exchange rates could harm our financial condition or results of operations.

The global vehicular parts business is highly competitive and if we fail to successfully compete, our business will be harmed

   The global vehicular parts business is highly competitive. We compete with many of our customers that produce their own components as well as with independent manufacturers and distributors of components in the United States and abroad. Certain of our competitors have significantly greater financial and other resources than us. If we are unable to respond successfully to changing competitive conditions demand for our products may decline.

                                USE OF PROCEEDS

   We will not receive any proceeds in connection with the exchange offer. In consideration for issuing the New Notes in exchange for the Old Notes as described in this prospectus, we will receive, retire and cancel the Old Notes. The net proceeds from the sale of the Old Notes, after deducting discounts, commissions and offering expenses were approximately $979.8 million.

   We used the net proceeds for the sale of the Old Notes to refinance bank indebtedness incurred in connection with the acquisitions of T&N, Fel-Pro and Cooper Automotive.

                                 CAPITALIZATION

   The following table sets forth the consolidated capitalization of Federal-Mogul at March 31, 1999. Other than as indicated herein, there has been no material change to the information set forth in this capitalization table between March 31, 1999 and the date hereof.

      Short-term debt:(1)............................................ $  196.1
      Long-term debt:
        Senior credit agreement--term loans.......................... $  750.0
        Multicurrency revolving credit facility......................    348.0
        7.5% Notes due 2004..........................................    249.6
        7.75% Notes due 2006.........................................    399.9
        8.8% Notes due 2007..........................................    124.7
        7.875% Notes due 2010........................................    349.2
        7.375% Notes due 2006........................................    398.4
        7.5% Notes due 2009..........................................    597.5
        Medium-term notes due 1999 through 2005......................    125.0
        ESOP obligation..............................................      7.9
        Other........................................................     46.5
                                                                      --------
          Total long-term debt (2)................................... $3,396.7
                                                                      ========
      Minority interest in consolidated subsidiaries.................     36.5
      Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely convertible subordinated
       debentures of the Company (3).................................    575.0
      Shareholders' equity:
        Series C ESOP Convertible Preferred Stock....................     43.3
        Common Stock.................................................    352.0
        Additional paid-in capital...................................  1,780.3
        Accumulated deficit..........................................    (44.3)
        Unearned ESOP compensation...................................    (15.1)
        Accumulated other comprehensive income.......................   (225.7)
        Other........................................................     (2.1)
                                                                      --------
          Total shareholders' equity.................................  1,888.4
                                                                      --------
          Total capitalization....................................... $6,092.7
                                                                      ========

--------
(1) Includes current maturities of long-term debt.
(2) Less current maturities of long-term debt.
(3) This consists of Federal-Mogul obligated 7% Trust Convertible Preferred Securities of Federal-Mogul Financing Trust. Substantially all of the assets of Federal-Mogul Financing Trust consist of the 7% Convertible Junior Subordinated Debentures of Federal-Mogul.

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The following table presents information from Federal-Mogul's consolidated financial statements for the five years ended December 31, 1998 and each of three months in the periods ended March 31, 1999 and 1998. You should read this information in conjunction with our financial statements and related notes contained in the reports and other information that we have filed with the SEC and incorporated into this prospectus by reference.

                          Three months ended
                               March 31,
                              (unaudited)                          Year ended December 31,
                          -----------------------     -----------------------------------------------------------------
                            1999          1998          1998          1997          1996          1995          1994
                          ---------     ---------     ---------     ---------     ---------     ---------     ---------
                                     (Millions of Dollars, Except Per Share Amounts)
Consolidated Statement
 of Operations Data
Net sales...............  $ 1,642.2     $   658.0     $ 4,468.7     $ 1,806.6     $ 2,032.7     $ 1,998.8     $ 1,889.5
Costs and expenses......    1,530.3 (1)     650.4 (2)  (4,266.9)(3)  (1,703.7)(4)  (2,258.0)(5)  (2,000.7)(6)  (1.795.5)
Other expense, net......       (5.3)         (6.0)        (16.3)         (3.4)         (3.4)         (2.4)         (2.5)
Income tax (expense)
 benefit................      (45.2)         (8.8)        (93.6)        (27.5)         22.4)         (2.5)        (31.8)
                          ---------     ---------     ---------     ---------     ---------     ---------     ---------
Net earnings (loss)
 before extraordinary
 items and cumulative
 effect of change in
 accounting principle...       61.4          (7.2)         91.9          72.0        (206.3)         (5.8)         59.7
Extraordinary items--
 loss on early
 retirement of debt, net
 of applicable income
 tax benefit............      (23.1)          --          (38.2)         (2.6)          --            --            --
Cumulative effect of
 change in accounting
 for costs of start up
 activities, net of
 applicable income tax
 benefit................      (12.7)          --            --            --            --            --            --
                          ---------     ---------     ---------     ---------     ---------     ---------     ---------
Net earnings (loss).....  $    25.6     $    (7.2)    $    53.7     $    69.4     $  (206.3)    $    (5.8)    $    59.7
                          =========     =========     =========     =========     =========     =========     =========
Common Shares Summary
 (Diluted)
Average shares and
 equivalents outstanding
 (in thousands).........     83,700        40,100        53,748        41,854        34,659        34,642        41,800
Earnings (loss) per
 share: Before
 extraordinary items and
 cumulative effect of
 change in accounting
 principle..............  $     .80     $    (.20)    $    1.67     $    1.67     $   (6.20)    $    (.42)    $    1.38
Extraordinary items--
 Loss on early
 retirement of debt and
 cumulative effect of
 change in accounting
 principle, net of
 applicable income tax
 benefits...............       (.42)          --           (.71)         (.06)          --            --            --
                          ---------     ---------     ---------     ---------     ---------     ---------     ---------
Net earnings (loss) per
 share..................  $     .38     $    (.20)    $     .96     $    1.61     $   (6.20)    $   ( .42)    $    1.38
                          =========     =========     =========     =========     =========     =========     =========
Dividends declared per
 share..................  $   .0025     $     .12     $   .1275     $     .48     $     .48     $     .48     $     .48
                          =========     =========     =========     =========     =========     =========     =========
Consolidated Balance
 Sheet Data
Total assets............  $ 9,864.5     $ 7,398.7     $ 9,940.1     $ 1,802.1     $ 1,455.2     $ 1,701.1     $ 1,481.7
Short-term debt (7).....      196.1         837.8         211.0          28.6         280.1         111.9          74.0
Long-term debt..........    3,396.7       2,273.7       3,130.7         273.1         209.6         481.5         319.4
Company-obligated
 mandatorily redeemable
 preferred securities of
 subsidiary trust
 holding solely
 convertible
 subordinated debentures
 of the Company.........      575.0         575.0         575.0         575.0           --            --            --
Shareholders' equity....    1,888.4         586.0       1,986.2         369.3         318.5         550.3         588.5
Other Financial
 Information
Net cash provided from
 (used by) operating
 activities.............  $   (31.9)    $    82.7     $   325.5     $   215.7     $   149.0     $   (34.7)    $    24.3
Expenditures for
 property, plant,
 equipment and other
 long-term assets.......       75.2          19.5         228.5          49.7          54.2          78.5          74.9
Depreciation and
 amortization expense...       88.8          29.8         228.0          51.5          61.9          59.2          54.6

--------
(1) Includes a $10.1 million charge for integration costs.

(2) Includes a $10.5 million restructuring charge, a $20.0 million charge for adjustment of assets held for sale and other long-lived assets to fair value, an $18.6 million charge for purchased in-process research and development, and a $13.3 million net gain related to the British pound currency option and forward contract.
(3) Includes a $7.3 million net restructuring charge, a $19.0 million net charge for adjustment of assets held for sale and other long-lived assets to fair value, an $18.6 million charge for purchased in-process research and development, a $22.4 million charge for integration costs, and a $13.3 million net gain related to the British pound currency option and forward contract.
(4) Includes a $1.1 million net restructuring credit, a $2.4 million charge for adjustment of assets held for sale and other long-lived assets to fair value, a $1.6 million credit for reengineering and other related charges, and a $10.5 million charge related to the British pound currency option and forward contract.
(5) Includes a $57.6 million restructuring charge, a $151.3 million charge for adjustment of assets held for sale and other long-lived assets to fair value, and $11.4 million relating to reengineering and other related charges.
(6) Includes a $26.9 million restructuring charge, a $51.8 million charge for adjustment of assets held for sale and other long-lived assets to fair value, and $13.9 million relating to reengineering and other related charges.
(7) Includes current maturities of long-term debt.

   RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

   The following table shows our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended March 31, 1999 and for each of the five most recent fiscal years.

                                     Three Months
                                         Ended
                                       March 31,     Year Ended December 31,
                                     ------------- ----------------------------
                                      1999   1998  1998 1997 1996    1995  1994
                                     ------ ------ ---- ---- -----  ------ ----
Ratio of Earnings to Fixed
 Charges(1).........................   2.5x   1.1x 1.8x 3.3x N/A(2) N/A(3) 4.3x
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock
 Dividends(1).......................   2.4x   1.1x 1.8x 2.9x N/A(2) N/A(3) 3.1x

--------
(1) Federal-Mogul guarantees the debt of the Federal-Mogul Employee Stock Ownership Plan ("ESOP"); the fixed charges of the ESOP are not included in the above calculations.
(2) Not applicable as 1996 earnings were inadequate to cover fixed charges by $173.0 million.
(3) Not applicable as 1995 earnings were inadequate to cover fixed charges by $53.4 million.

   The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends has been computed by dividing earnings by the sum of fixed charges and preferred stock dividend requirements. Earnings consist of income before income taxes plus fixed charges excluding capitalized interest. Fixed charges consist of interest on all indebtedness, amortization of debt issuance costs and the portion of rental expense representative of interest.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

   We sold the Old Notes on January 20, 1999 (the "Issue Date") to the initial purchasers in a private offering. As a condition to the sale of the Old Notes, we and certain of the initial purchasers entered into the Registration Rights Agreement on the Issue Date. The registration statement, of which this prospectus is part, is intended to satisfy certain of our obligations under the Registration Rights Agreement summarized below.

   Pursuant to the Registration Rights Agreement, we agreed to file, and to cause the subsidiary guarantors of the Old Notes to file, with the SEC, subject to the next paragraph, an exchange offer registration statement in the appropriate form under the Securities Act of 1933 with respect to an offer to exchange the Old Notes for the New Notes and to offer to the holders of Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for New Notes.

  . If we or the guarantors of the Old Notes are not permitted to file such registration statement or to effect the exchange offer because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC staff;

  . If the exchange offer is not for any other reason declared effective within 240 days after the Issue Date or the exchange offer is not consummated within 270 days after the Issue Date; or

  . If a holder of Old Notes notifies us within a specified time period that it is not permitted to participate in the exchange offer or it does not receive fully tradeable New Notes pursuant to the exchange offer;

then we and the guarantors will, as promptly as practicable, file with the SEC a shelf registration statement to cover resales of the transfer restricted notes. We will use our, and will cause the guarantors to use their, best efforts to cause the registration statement to be declared effective as promptly as possible but not later than the later of (a) 240 days after the Issue Date or (b) 30 days after such filing obligation arises (or 90 days in the event that the SEC performs a full review of such shelf registration statement).

   "Transfer restricted note" means each Old Note until:

  . the date on which a registration statement with respect to such Old Note shall have been declared effective under the Securities Act of 1933 and such Old Note shall have been disposed of pursuant to such registration statement;

  . the date on which such Old Note has been sold to the public pursuant to Rule 144 or eligible to be sold pursuant to Rule 144(k) under the Securities Act of 1933 (or any similar provision then in force, but not Rule 144A under the Securities Act of 1933);

  . such Old Note ceases to be outstanding;

  . such Old Note is otherwise transferred by the holder of such Old Note and we have delivered a New Note not bearing a legend restricting further transfer, and subsequent disposition of such Old Note does not require registration or qualification under the Securities Act of 1933; or

  . the date on which the exchange offer is consummated (except in the case of Old Note purchased from us and continuing to be held by the initial purchasers).

   We believe that under existing SEC interpretations, the New Notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act of 1933. However, in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act of 1933 must be delivered by such broker-dealers in connection with resales of the New Notes. We refer you to the "Morgan Stanley & Co. Inc." SEC No-Action Letter available June 5, 1991, "Exxon Capital Holdings Corporation" SEC No-Action Letter available May 13, 1988 and "Shearman & Sterling" SEC No-Action Letter available July 2, 1993 for these SEC interpretations.

   We have agreed to make available a prospectus meeting the requirements of the Securities Act of 1933 to any such broker-dealer for use in connection with any resale of any New Notes acquired in the exchange offer for a period of 180 days after consummation of the resale of any New Notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act of 1933 and will be bound by certain provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

   If you hold Old Notes and wish to exchange such Old Notes for New Notes in the exchange offer, you will be required to make certain representations, including representations that:

  . any New Notes to be received by you will be acquired in the ordinary course of its business;

  . you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933) of the New Notes;

  . you are not an affiliate of Federal-Mogul (as defined in Rule 405 under the Securities Act of 1933); and

  . such other representations reasonably necessary under applicable SEC rules, regulations or interpretations.

   If you are not a broker-dealer, you will be required to represent that you are not engaged in, and do not intend to engage in, the distribution of the New Notes. If you are a broker-dealer and you are receiving New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such New Notes.

   We have agreed to pay the expenses incident to the exchange offer and will indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act of 1933.

   The SEC has recently proposed that its interpretations referred to above be repealed if the SEC adopts certain proposed rule changes under the Securities Act of 1933, and has indicated that it may repeal these interpretations in any event. If those interpretations are repealed before the exchange offer is consummated so that the exchange offer would no longer be permissible, then holders of the Old Notes will not be able to receive New Notes pursuant to an exchange offer. Rather, the Old Notes will only be registered in connection with resales by the holders. In connection with such resales, the holders will be required to deliver a prospectus to the purchasers and will be subject to certain of the civil liability provisions under the Securities Act of 1933.

   The Registration Rights Agreement provides that:

  . we and the guarantors will file such registration statement with the SEC as soon as practicable but not later than 180 days after the Issue Date, unless the exchange offer would not be permitted by applicable law or SEC policy;

  . we will use our best efforts to cause such registration statement to be declared effective by the SEC within 240 days of the Issue Date, unless the exchange offer would not be permitted by applicable law or SEC policy;

  . we will use our best efforts to keep the exchange offer registration statement effective until the closing of the exchange offer and to cause the exchange offer to be consummated not later than 270 days following the Issue Date, unless the exchange offer would not be permitted by applicable law or SEC policy; and

  . if obligated to file the shelf registration statement, we and the guarantors, as applicable, will file with the SEC a shelf registration statement, as promptly as practicable, and thereafter will use our best efforts to cause such shelf registration statement to be declared effective as promptly as practicable but not later than the later of (a) 240 days after the Issue Date or (b) 30 days after such filing obligation arises (or 90 days in the event that the SEC performs a full review of such shelf registration statement).

   We and the guarantors, as applicable, have agreed to use our best efforts to keep such shelf registration statement continuously effective, supplemented and amended until the second anniversary of the Issue Date or such shorter period that will terminate when all the transfer restricted notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement or cease to be outstanding. However, we and the guarantors will be permitted to suspend the use of the prospectus that is a part of such shelf registration statement for a period not to exceed 30 days in any three-month period if compliance with our obligations under the Registration Rights Agreement would require us to disclose under applicable law material non-public information that we have a bona fide business purpose in not disclosing. This period may be extended to 60 days in any three-month period under certain circumstances relating to material acquisitions and similar transactions involving Federal-Mogul, but not more than 120 days in any twelve-month period. A holder of Old Notes that sells its Old Notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act of 1933 in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain information, indemnification and contribution obligations).

   Each of the following is a "registration default":

  . If we and the guarantors fail to file the exchange offer registration statement on or before the 180th day after the Issue Date, unless the exchange offer would not be permitted by applicable law or SEC policy;

  . If the exchange offer registration statement is not declared effective by the SEC on or prior to the 240th day after the Issue Date, unless the exchange offer would not be permitted by applicable law or SEC policy;

  . If the exchange offer is not consummated on or prior to the 270th day after the Issue Date, unless the exchange offer would not be permitted by applicable law or SEC policy; or

  . If a shelf registration statement is required to be filed, such shelf registration statement is not declared effective on or before the date specified above for such effectiveness.

   If a registration default occurs then the interest rate borne by the Old Notes as to which a registration default exists will be increased by 0.25% per year with respect to the first 90-day period (or portion thereof) during which a registration default is continuing immediately following the occurrence of such registration default, and such interest rate shall increase by an additional 0.25% per year at the beginning of each subsequent 90-day period while a registration default is continuing until all registration defaults have been cured, up to a maximum rate of additional interest of 1.00% per year.

   If the shelf registration statement ceases to be effective or is unusable by the holders of the Old Notes for any other reason for more than 30 days in the aggregate in any twelve-month period other than as permitted above, then the interest rate on the Old Notes as to which such default exists will be increased by 0.25% per year with respect to the first 90-day period (or a portion thereof) beginning on the 31st day after the shelf registration statement ceases to be effective or otherwise usable, and increasing an additional 0.25% per year at the beginning of each subsequent 90-day period during which the shelf registration statement ceases to be effective or otherwise usable, up to a maximum rate of additional interest of 1.00% per year.

   Additional interest as a result of a registration default shall cease to accrue (but any accrued amount shall be payable) and the interest rate on the Old Notes will revert to the original rate if the registration default giving rise to such increase is no longer continuing and no other registration default has occurred and is continuing.

   The description above of the Registration Rights Agreement summarizes material provisions but does not restate such provisions or summarize all of the provisions. You should read the Registration Rights Agreement. You can obtain a copy of the Registration Rights Agreement upon request from Federal-Mogul.

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and the letter of transmittal, we will accept any and all of the Old Notes validly tendered and not withdrawn prior to the expiration date of the exchange offer. As of the date of this prospectus, $400 million aggregate principal amount of 7 3/8% Notes due 2006 is outstanding and $600 million aggregate principal amount of 7 1/2% Notes due 2009 is outstanding. This prospectus, together with the letter of transmittal, is first being sent on or
about           , 1999, to all holders of Old Notes known to us. Our obligation to accept the Old Notes for exchange pursuant to the exchange offer is subject to the conditions as set forth under "--Certain Conditions to the Exchange Offer" below. We will issue $1,000 principal amount of New Notes in exchange for $1,000 principal amount of outstanding Old Notes accepted in the exchange offer. Holders of Old Notes may tender some or all of their Old Notes pursuant to the exchange offer. See "--Consequences of Failure to Exchange." However, the Old Notes may be tendered only in integral multiples of $1,000.

   The New Notes will evidence the same debt as the Old Notes for which they are exchanged, and are entitled to the benefits of the indenture covering the Old Notes (the "Indenture"). The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act of 1933. Therefore, the New Notes will not bear legends restricting their transfer.

   Holders of Old Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of Regulation 14E under the Securities Exchange Act of 1934.

   We shall be deemed to have accepted validly tendered Old Notes when, as, and if we have given verbal or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of Old Notes for the purpose of receiving the New Notes.

   If any tendered Old Notes are not accepted for exchange because of an invalid tender, or the failure to satisfy other conditions to the exchange offer or otherwise, we will return such unaccepted tenders of Old Notes without expense to the holder of the Old Notes, as promptly as practicable after the expiration date of the exchange offer.

   Holders of Old Notes whose Old Notes are not tendered or are tendered but not accepted in the exchange offer will continue to hold such Old Notes and will be entitled to all the rights and preferences and subject to the limitations applicable to the Old Notes under the Indenture. Following completion of the exchange offer, the noteholders will continue to be subject to the existing restrictions upon transfer of the Old Notes and we will have no further obligation to those noteholders to provide for the registration under the Securities Act of 1933 of the Old Notes held by them. To the extent the Old Notes are tendered and accepted in the exchange offer, the trading market for untendered, and tendered but unaccepted, Old Notes could be adversely affected. See "Risk Factors--The Old Notes are subject to transfer restrictions and there is a limited trading market for the Old Notes."

   Noteholders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-- Fees and Expenses; Solicitation of Tenders."

Expiration Date; Extensions; Amendments

   Expiration Date means 5:00 p.m., New York City time on                 ,
1999 unless we extend the exchange offer. If we do extend the exchange offer, the term expiration date shall mean the date and time to which the exchange offer is extended.

   We may extend the expiration date of the exchange offer from time to time by giving written or oral notice to the exchange agent and by timely public announcement.

   We reserve the right at our sole discretion:

  . to delay accepting any Old Notes;

  . to extend the exchange offer;

  . to amend the terms of the exchange offer in any manner; or

  . to terminate the exchange offer and not accept any Old Notes not previously accepted if any of the conditions set forth below under "-- Certain Conditions to the Exchange Offer" shall have occurred and shall not have been waived by us.

   Any such delay in acceptance, extension, amendment or termination will be followed as promptly as practicable by written or oral notice thereof to the noteholders. During any extension of the expiration date of the exchange offer, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. We shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the New Notes

   Interest accrues on the new 7 3/8% Notes at the rate of 7 3/8% per annum and on the new 7 1/2% Notes at the rate of 7 1/2% per annum and will be payable in each case in cash semiannually in arrears on each January 15 and July 15, commencing January 15, 2000. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

Procedures for Tendering the Old Notes

   When a beneficial owner of Old Notes tenders them to Federal-Mogul as set forth below and Federal-Mogul accepts the Old Notes, the beneficial owner of the Old Notes and Federal-Mogul will be deemed to have entered into a binding agreement upon the terms and subject to the conditions set forth in this prospectus and the letter of transmittal.

   Except as set forth below, if you wish to tender the Old Notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at one of the addresses set forth below under "Exchange Agent") on or prior to the expiration date of the exchange offer. In addition:

  . the exchange agent must receive certificates for such Old Notes along with the letter of transmittal;

  . the exchange agent must receive prior to the expiration date of the exchange offer a timely confirmation of a book-entry transfer of such Old Notes into the exchange agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described below; or

  . the noteholder must comply with the guaranteed delivery procedures described below.

   The method of delivery of Old Notes, letters of transmittal and all other required documents is at the election and risk of the noteholder. If such delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, you should allow sufficient time to assure timely delivery. You should not send letter of transmittal or Old Notes to Federal-Mogul directly.

   Each signature on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless:

  . tendered Old Notes are registered in the name of the signer of the letter of transmittal and the New Notes are to be issued (and any untendered Old Notes are to be reissued) in the name of such registered noteholder and delivered to the address of such registered noteholder as appears on the note register for the Old Notes; or

  . for the account of an Eligible Institution (as defined below).

   In the event that a signature on a letter of transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondence in the United States or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act of 1934 (collectively, "Eligible Institutions"). If the Old Notes are registered in the name of a person other than the person signing the letter of transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by, a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered noteholder with the signature thereon guaranteed by an Eligible Institution. In either case, the Old Notes must be signed exactly as the name or names of the registered noteholder or noteholders that appear on the Old Notes.

   If a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another acting in a fiduciary or representative capacity signs the letter of transmittal or any Old Notes or powers of attorney, the person signing should indicate in which capacity he or she is signing and, unless waived by us, submit proper evidence satisfactory to us of his or her authority to sign with the letter of transmittal.

   By tendering, each noteholder will represent to us that, among other things:

  . the New Notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not that person is the noteholder;

  . neither the noteholder nor any other person receiving such New Notes has an arrangement or understanding with any person to participate in the distribution of such New Notes;

  . if the noteholder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for the Old Notes, neither the noteholder nor any other person receiving such New Notes is engaged in or intends to participate in the distribution of such New Notes; and

  . neither the noteholder nor any other person receiving such New Notes is an "affiliate" of Federal-Mogul, as defined under Rule 405 of the Securities Act.

   If the tendering noteholder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of marker-making activities or other trading activities, the noteholder will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

Delivery of Documents to The Depository Trust Company or Federal-Mogul Does Not Constitute Delivery to the Exchange Agent

   We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Old Notes tendered for exchange, which determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right in our sole discretion to waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes either before or after the expiration date of the exchange offer (including the right to waive the ineligibility of any noteholder who seeks to tender Old Notes in the exchange offer). The interpretation of the terms and conditions of the exchange offer as to any particular Old Notes either before or after the expiration date of the exchange offer (including the letter of transmittal and its instructions) by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Old Notes for exchange must be cured within a reasonable period of time as we shall determine. Neither Federal-Mogul, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularities with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

Acceptance of the Old Notes for Exchange; Delivery of the New Notes

   Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Certain Conditions to the Exchange Offer" below. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered Old Notes for exchange when, and if, we have given verbal or written notice of our acceptance to the exchange agent.

   In all cases, issuance of the New Notes for the Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

  . certificates for such Old Notes or a timely confirmation of a book-entry transfer of such Old Notes into the exchange agent's account at The Depository Trust Company pursuant to the book-entry transfer procedures described below;

  . a properly completed and duly executed letter of transmittal; and

  . all other required documents.

If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if certificates representing the Old Notes are submitted for a greater principal amount than the noteholder desires to exchange, those unaccepted or non-exchanged Old Notes will be returned without expense to the tendering noteholder thereof (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to the book-entry transfer procedures described below, those non-exchanged Old Notes will be credited to an account maintained with The Depository Trust Company) as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

   The exchange agent will make a request to establish an account with respect to the Old Notes at The Depository Trust Company for purposes of the exchange offer within two days after the date of this prospectus. Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of the Old Notes by causing The Depository Trust Company to transfer such Old Notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's Automated Tender Offer Program ("ATOP") procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after timely confirmation of such book-entry transfer of Old Notes into the exchange agent's account, and timely receipt by the exchange agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the letter of transmittal on or prior to the expiration date of the exchange offer or pursuant to the guaranteed delivery procedures described below. The term "Agent's Message" means a message, transmitted by The Depository Trust Company and received by the exchange agent and forming a part of a timely confirmation of a book-entry transfer, which states that The Depository Trust Company has received an express acknowledgment from a noteholder tendering Old Notes that are the subject of such timely confirmation of a book-entry transfer that such noteholder has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such noteholder.

Guaranteed Delivery Procedures

   If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the exchange agent before the expiration date of the exchange offer, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  . the tender is made through an Eligible Institution;

  . prior to the expiration date of the exchange offer, the exchange agent receives from such Eligible Institution a notice of guaranteed delivery, substantially in the form provided by us (by facsimile transmission, mail or hand delivery), setting forth the name and address of the noteholder and the amount of Old Notes tendered, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered and stating that the tender is being made thereby and guaranteeing that within three business days after the expiration date, the certificates of all physically tendered Old Notes, in proper form for transfer, or a timely confirmation of a book-entry transfer, as the case may be, a properly completed and duly executed letter of transmittal and any other required documents will be deposited by the Eligible Institution with the exchange agent; and

  . the certificates for all physically tendered Old Notes, in proper form for transfer, or a timely confirmation of a book-entry transfer, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three business days after the expiration date of the exchange offer.

Withdrawal Rights

   You may withdraw your tender of the Old Notes at any time prior to the expiration date of the exchange offer.

   For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or facsimile number set forth below under "Exchange Agent." Any such notice of withdrawal must:

  . specify the name of the person having tendered the Old Notes to be withdrawn;

  . identify the Old Notes to be withdrawn (including the certificate numbers and principal amount of such Old Notes);

  . specify the principal amount of Old Notes to be withdrawn;

  . include a statement that the noteholder is withdrawing his or her election to have such Old Notes exchanged;

  . be signed by the noteholder in the same manner as on the original letter of transmittal or as otherwise described above (including required signature guarantees) or be accompanied by such documents of transfer sufficient to have the Trustee register the transfer of such Old Notes into the names of the person withdrawing the tender; and

  . specify the name in which such Old Notes are registered, if different from that of the withdrawing noteholder.

If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing noteholder must also submit the certificate numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such noteholder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, which shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the noteholder thereof without cost to such noteholder (or, in the case of Old Notes tendered by book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with the Depository Trust Company for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may re-tender your properly withdrawn Old Notes by following one of the procedures described under "--Procedures for Tendering the Old Notes" above at any time on or prior to the expiration date of the exchange offer.

Certain Conditions to the Exchange Offer

   Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

  (1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

  (2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the Old Notes pursuant to the exchange offer; or

  (3) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign; or

  (4) any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign;

that in our sole judgment might directly or indirectly result in any of the consequences referred to in (1) or (2) above or, in our sole judgment, might result in the holders of New Notes having obligations with respect to resales and transfer of New Notes which exceed those described in this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer.

   If we determine in good faith that any of the conditions are not met, we may:

  . refuse to accept any Old Notes and return all tendered Old Notes to exchanging noteholders;

  . extend the exchange offer and retain all Old Notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of noteholders to withdraw such Old Notes (see "--Withdrawal Rights"); or

  . waive certain of such unsatisfied conditions with respect to the exchange offer and accept all properly tendered Old Notes which have not been withdrawn or revoked. If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to all noteholders.

   Noteholders have certain rights and remedies against us under the Registration Rights Agreement, including liquidated damages in the event that we fail to consummate the exchange offer within a certain period of time, even if the failure is due to the occurrence of any of the conditions stated above. Such conditions are not intended to modify those rights or remedies in any respect.

   The foregoing conditions are for our benefit and may be asserted by us in good faith regardless of the circumstances giving rise to such condition or may be waived by us in whole or in part at any time and from time to time in our discretion. The failure by us at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

Exchange Agent

   We have appointed The Bank of New York as exchange agent for the exchange offer. You should direct your questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent addressed as follows:

       By registered or certified mail, by overnight courier, or by hand:

       The Bank of New York
       101 Barclay Street
       New York, New York 10286
       Attention: Martha James
       Telephone: (212) 815-6335
       Facsimile: (212) 815-4699

   If you deliver to an address other than as set forth above or transmit instructions via facsimile other than as set forth above, it will not be a valid delivery.

Fees and Expenses; Solicitation of Tenders

   We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile, telephone or in person by our officers and regular employees and our affiliates.

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

   The cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be $75,000, which includes fees and expenses of the exchange agent and the trustee under the Indenture and accounting and legal fees.

   We will pay all transfer taxes, if any, applicable to the exchange of the Old Notes pursuant to the exchange offer. If, however, certificates representing the New Notes or the Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered noteholders tendered, or if a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the exchange offer, then the tendering noteholder must pay the amount of any such transfer taxes (whether imposed on the registered holder or any other persons). If a tendering noteholder does not submit satisfactory evidence of payment of such taxes or exemption therefrom to the exchange agent, the amount of such transfer taxes will be billed directly to such tendering noteholder.

   We have not authorized any person to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which information is given in this prospectus. The exchange offer is not being made to (nor will tenders be accepted from or on behalf of) noteholders in any jurisdiction in which the making of the exchange offer or the acceptance of this prospectus would not be in compliance with the laws of such jurisdiction.

Accounting Treatment

   We will record the New Notes at the same carrying value as the Old Notes, which is face value, as recorded in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The costs of the exchange offer will be expensed over the term of the New Notes.

Consequences of Failure to Exchange

   If you do not exchange your Old Notes for New Notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend on the Old Notes. In general, you may not offer to sell or sell the Old Notes, unless registered under the Securities Act of 1933, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws. We do not intend to register the Old Notes under the Securities Act of 1933. We believe that, based upon interpretations contained in no-action letters issued to third parties by the staff of the SEC, any noteholder may offer for resale, resell or otherwise transfer the New Notes issued pursuant to the exchange offer in exchange for the Old Notes (unless the noteholder is an "affiliate" of Federal-Mogul within the meaning of Rule 405 under the Securities Act of 1933) without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that:

  . the noteholder acquires the New Notes in the ordinary course of its business; and

  . the noteholder has no arrangement with any person to participate in the distribution of such Old Notes; and

  . each broker-dealer that receives new Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

   If any noteholder (other than a broker-dealer described in the preceding sentence) has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the exchange offer, such noteholder could not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction. In addition, to comply with the securities laws of certain jurisdictions, if applicable, you may not offer or sell the New Notes unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Credit Agreement

 General

   In February 1999, we refinanced our existing credit facilities and entered into a five-year $1.75 billion senior credit facility (the "Senior Credit Agreement") consisting of a $1.0 billion revolving credit facility, a $400 million Tranche A Term Loan and a $350 million Tranche B Term Loan, each with The Chase Manhattan Bank ("Chase") as agent and a syndicate of lenders. The entire amount of the Tranche A and B Term Loans were drawn down as well as $373 million of the revolving credit facility. The proceeds were used to repay the outstanding amounts owing under a $2.75 billion floating rate senior credit facility and a $1.95 billion floating rate senior credit agreement, each of which we entered into with Chase as agent and a syndicate of lenders.

   The Tranche A Term Loans mature on February 24, 2004 and are to be repaid in 17 quarterly installments commencing February 24, 2000, the amount of each quarterly installment being $10 million in February 2000 through February 2001, $25 million in March 2001 through February 2003, $35 million in March 2003 through November 2003, and $45 million in February 2004. The Tranche B Term Loans mature on February 24, 2005 and are to be repaid in 21 quarterly installments commencing February 24, 2000, the amount of each installment being $1 million through February 2004, $50 million March 2004 through November 2004 and $183 million in February 2005.

   Under the Senior Credit Agreement, we may borrow up to an aggregate amount of $1 billion outstanding at any time in revolving credit loans, which are available for working capital, acquisitions, and general corporate purposes for a period of five years commencing February 24, 1999. Up to $125 million of the revolving credit loans may be borrowed in currencies other than U.S. dollars.

   Indebtedness under the Senior Credit Agreement bears interest at a floating rate based upon, at our option, either:

  . the prime rate of Chase ("Base Rate"), plus a margin, or

  . the average of the offering rates of certain banks in the London interbank eurodollar market for U.S. dollar deposits ("Eurodollar Rate"), plus a margin.

   The applicable margins depend upon our consolidated leverage ratio:

   -- in the case of Base Rate loans, the applicable margin will vary between 0% and 0.375% for the revolving credit loans, 0.0% and 0.75% for Tranche A Term Loans and 1.0% for Tranche B Term Loans; and

   -- in the case of Eurodollar Rate loans, the applicable margin will vary between 0.75% and 1.375% for the revolving credit loans, 1.0% and 1.75% for Tranche A Term Loans and 2.0% for Tranche B Term Loans.

 Collateral and Guarantees

   Federal-Mogul, its U.S. subsidiaries and certain of its foreign subsidiaries, have pledged or are in the process of pledging 100% (or, in the case of the stock of certain foreign subsidiaries, 65%) of the capital stock of certain of its subsidiaries and certain intercompany loans to secure the term loans and revolving credit loans. Part of such collateral also secures certain of Federal-Mogul's existing public debt and certain other indebtedness, and all such collateral may be released when Federal-Mogul has obtained investment grade ratings for its debt or met a certain leverage ratio. In addition, the U.S. subsidiaries and certain of Federal-Mogul's foreign subsidiaries have guaranteed the term loans and revolving credit loans and certain other indebtedness. The stock of certain of Federal-Mogul's other subsidiaries may be pledged in the future to secure the term loans and the revolving credit loans and other indebtedness, and one or more of such other subsidiaries may also in the future guarantee such indebtedness.

 Certain Covenants

   The Senior Credit Agreement contains certain covenants that restrict or limit Federal-Mogul from taking various actions, including, subject to specified exceptions,

  . the granting of additional liens,

  . the incurrence of additional indebtedness,

  . the granting of additional guarantees,

  . mergers, acquisitions and other fundamental corporate changes,

  . the sale of assets,

  . the payment of dividends and other restricted payments,

  . the making of investments,

  . optional prepayments of certain debt and the modification of debt instruments,

  . entering into sale and leaseback transactions,

  . the imposition of restrictions on any subsidiary's ability to make payments, loans or advances to us

  . entering into a new debt agreement with more restrictive covenants and

  . transactions with affiliates.

   The Senior Credit Agreement also contains certain financial covenants that require us to meet and maintain certain financial tests and minimum ratios, including a minimum cash flow coverage ratio, a maximum consolidated leverage ratio and a minimum consolidated net worth test.

 Events of Default

   The Senior Credit Agreement contains customary events of default, including nonpayment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties in any material respect, cross acceleration and cross default to certain other indebtedness, bankruptcy, noncompliance with certain provisions of ERISA, material judgments, failure of the collateral documents or subordination provisions, and change of control. The occurrence of any of such events could result in acceleration of our obligations under the Senior Credit Agreement and foreclosure on collateral securing the term loans and revolving credit loans.

 Fees

   We currently pay a facility fee on the used and unused portion of each lender's commitment to make revolving credit loans at the rate of 0.25% to 0.375% per annum, depending on our leverage ratio. In addition, we paid customary fees to Chase and reimbursed customary expenses in connection with the closing of the Senior Credit Agreement.

 Repayments and Refinancing

   We have the option to prepay without premium at any time the term loans and the revolving credit loans.

                         DESCRIPTION OF THE NEW NOTES

   The Old Notes were and the New Notes offered hereby will be issued under an indenture (the "Indenture"), dated as of January 20, 1999 by and among Federal-Mogul, the Guarantors and The Bank of New York, as Trustee (the "Trustee"). References to the Notes include the New Notes unless the context otherwise requires. Upon the issuance of the New Notes, if any, or the effectiveness of a shelf registration statement, the Indenture will be subject to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." For purposes of this section, references to "Federal-Mogul" include only Federal-Mogul Corporation and not its subsidiaries.

   On January 20, 1999, we issued $1 billion aggregate principal amount of Old Notes under the Indenture. The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for New Notes. The Trustee will authenticate and deliver New Notes for original issue only in exchange for a like principal amount of Old Notes. Any Old Notes that remain outstanding after the consummation of the exchange offer, together with the New Notes, will be treated as a single class of securities under the Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding New Notes shall be deemed to mean, at any time after the exchange offer is completed, such percentage in aggregate principal amount of the Old Notes and New Notes then outstanding.

General

   Principal and interest on the Notes will be payable, the transfer of the Notes will be registrable, and the Notes may be exchanged or transferred, at the office or agency of Federal-Mogul maintained for such purpose. The initial office will be at the corporate trust office of the Trustee located at 101 Barclay Street, New York, New York 10286. However, at our option, payment of interest may be made by check mailed to the address of the noteholders as such address appears in the note register. If a noteholder has given wire transfer instructions to us and our paying agent prior to the applicable record date for such payment we will make payments with respect to the Notes by wire transfer of immediately available funds to the account specified by such a noteholder. No service charge will be made for any registration of transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

   The Notes will be issued in fully registered form without interest coupons, in denominations of $250,000 and integral multiples of $1,000 in excess thereof. The Notes will be represented by one or more registered notes in global form and in certain circumstances may be represented by Notes in definitive form. For more information, we refer you to "Book Entry; Delivery and Form."

   The 7 3/8% Notes and the 7 1/2% Notes are each referred to herein as a "series" of Notes.

Certain Terms of the 7 3/8% Notes

   The 7 3/8% Notes will be senior obligations of Federal-Mogul and limited to $400,000,000 aggregate principal amount. The 7 3/8% Notes will mature on January 15, 2006. The 7 3/8% Notes will not be entitled to the benefit of any sinking fund.

   The 7 3/8% Notes will bear interest at a rate of 7 3/8% from the date of original issuance, payable on January 15 and July 15 of each year, commencing January 15, 2000. We will make interest payments to the persons in whose name the 7 3/8% Notes are registered on the preceding January 1 and July 1, respectively. Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months.

Certain Terms of the 7 1/2% Notes

   The 7 1/2% Notes will be senior obligations of Federal-Mogul and limited to $600,000,000 aggregate principal amount. The 7 1/2% Notes will mature on January 15, 2009. The 7 1/2% Notes will not be entitled to the benefit of any sinking fund.

   The 7 1/2% Notes will bear interest at a rate of 7 1/2% from the date of original issuance, payable on January 15 and July 15 of each year, commencing January 15, 2000. We will make interest payments to the persons in whose name the 7 1/2% Notes are registered on the preceding January 1 and July 1, respectively. Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months.

Optional Redemption

   We may at our option redeem all or part of the Notes on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of Notes. The redemption price will equal the greater of:

  . 100% of the principal amount of the Notes of such series to be redeemed;
    or

  . the sum of the present values of the Remaining Scheduled Payments for each series of the Notes discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points plus, in each case, accrued interest thereon to the date of redemption.

   "Treasury Rate" means an annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The semiannual equivalent yield to maturity will be computed as of the second business day immediately preceding such redemption date.

   "Comparable Treasury Issue" means the fixed rate United States Treasury security selected by an Independent Investment Banker as having a maturity most comparable to the remaining term of the 7 3/8% Notes or the 7 1/2% Notes as the case may be (and which is not callable prior to maturity) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practices, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

   "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

   "Comparable Treasury Price" means:

     (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"; or

     (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest or lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

   "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding such redemption date.

   "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and NationsBanc Montgomery Securities LLC, and their respective successors. If any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will appoint in its place another nationally recognized investment banking firm that is a Primary Treasury Dealer.

   "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date if such Note were not redeemed. However, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

   On and after the redemption date, interest will cease to accrue on the Notes or any portion thereof called for redemption. On or before the redemption date, we will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the 7 3/8% Notes or the 7 1/2% Notes, as the case may be, are to be redeemed, the Trustee will select the Notes to be redeemed by a method determined by the Trustee to be fair and appropriate.

Ranking

   The Notes will rank equally with other existing and future unsubordinated, unsecured indebtedness of Federal-Mogul. The Notes will rank senior in right of payment to any future subordinated indebtedness of Federal-Mogul. However, so long as any indebtedness under the Senior Credit Agreement (or any other credit agreement renewing, refunding, replacing, restating, refinancing or extending the Senior Credit Agreement) is secured by shares of capital stock or evidences of indebtedness of any Restricted Subsidiary (as defined below), the Notes will also be secured by such collateral.

   The Notes benefit from the same collateral provisions as those applicable to the $1 billion principal amount of notes of Federal-Mogul issued in June 1998.

   Indebtedness incurred under the Senior Credit Agreement and certain other indebtedness of Federal-Mogul are currently secured by pledges of shares of capital stock of Restricted Subsidiaries as well as by security interests in other collateral. The Notes will thus be currently secured by such pledges. The Notes will not have the benefit of such other collateral. The Indenture does not contain any restriction upon indebtedness, whether secured or unsecured, that we and our subsidiaries may incur in the future. Federal-Mogul's creditors that are secured by collateral which does not secure the Notes will have a claim on such other collateral prior to any claims of holders of the Notes against such other collateral. In the event Indebtedness incurred under the Senior Credit Agreement (or substitute credit agreement described in the prior paragraph) ceases for any reason to be secured by the collateral securing the Notes (including at any time Federal-Mogul has obtained investment grade ratings for its debt or met a certain leverage ratio), the Notes will also no longer be secured by such collateral, whether or not Indebtedness incurred under the Senior Credit Agreement or other Indebtedness is secured by any other collateral. In such circumstance, the Notes will no longer be secured whether or not a Default (as defined) or Event of Default (as defined) is then outstanding for any reason.

   As of March 31, 1999, the total amount of indebtedness secured by pledges of capital stock of Restricted Subsidiaries, which will also secure the Notes, is $3.342 billion. Of this amount, the total amount of Federal-Mogul's indebtedness secured by collateral that will not secure the Notes is $1.087 billion.

The Guarantees

   Our subsidiaries that have guaranteed indebtedness under the Senior Credit Agreement will unconditionally guarantee on a joint and several basis all of our obligations under the Indenture and the Notes. Each of the Guarantees shall be a guarantee of payment and not of collection. The obligations of each subsidiary guarantor under its guarantee (each a "Guarantee") are limited to the maximum amount which can be guaranteed by such subsidiary guarantor without resulting in the obligations of such subsidiary guarantor constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law. Despite this limitation, there is a risk that the Guarantees will involve a fraudulent conveyance or transfer, and thus will be unenforceable.

   The subsidiary guarantors will consist of the following subsidiaries:

  . Federal-Mogul Dutch Holdings Inc., Federal-Mogul Global Inc., Federal-
    Mogul U.K. Holdings Inc., F-M UK Holdings Limited, Carter Automotive Company, Inc., Federal Mogul Venture Corporation, Federal-Mogul World Wide, Inc., Federal-Mogul Global Properties, Inc., Felt Products Mfg. Co., Federal-Mogul Ignition Company, Federal-Mogul Products, Inc. and Federal-Mogul Aviation, Inc. (collectively, the "Guarantors").

  Each subsidiary that becomes a guarantor under the Senior Credit Agreement (or any other credit agreement renewing, refunding, replacing, restating, refinancing or extending the Senior Credit Agreement), after the date of the Indenture will become a Guarantor. If a subsidiary that is a Guarantor ceases to be a guarantor under the Senior Credit Agreement (or substitute credit agreement described in the prior sentence), such subsidiary will also cease to be a Guarantor of the Notes, whether or not a Default or Event of Default is then outstanding. A subsidiary may cease to be a Guarantor upon sale or other disposal of such subsidiary or otherwise. Federal-Mogul is not restricted from selling or otherwise disposing of any of the Guarantors.

   In addition to guaranteeing all indebtedness under the Senior Credit Agreement, each Guarantor has also guaranteed certain other indebtedness, including our $250,000,000 7 1/2% Notes due July 1, 2004, $400,000,000 7 3/4%
Notes due July 1, 2006, $350,000,000 7 7/8% Notes due July 1, 2010,
$125,000,000 8.8% Senior Notes due 2007 and $125,000,000 aggregate principal amount of Medium-Term Notes. Certain guarantors of the indebtedness issued under the Senior Credit Agreement have secured the Senior Credit Agreement guarantees by pledges of capital stock of their own subsidiaries; some, but not all, of such pledges may also secure the Notes.

   If the Notes are defeased in accordance with the terms of the Indenture, then the Guarantors will be released and discharged of their obligations under the Guarantees.

Certain Covenants

   The covenants summarized below will be applicable to the Notes.

   Limitation on Liens. The Indenture restricts Federal-Mogul's and its Restricted Subsidiaries' ability to create or assume, any notes, bonds, debentures or other similar evidences of Indebtedness secured by any mortgage, pledge, security interest or lien (any such mortgage, pledge, security interest or lien being referred to herein as a "Mortgage" or "Mortgages") of or upon certain assets. If a Mortgage is created or assumed by Federal-Mogul or any Restricted Subsidiary of or upon any Principal Property owned by Federal-Mogul or by any Restricted Subsidiary or on shares of capital stock or evidence of Indebtedness of any Restricted Subsidiary, then as long as such Indebtedness is secured by the Mortgage, Federal-Mogul will cause all Notes (together with, at our election, any other Indebtedness) to be secured by such a Mortgage equally and ratably with (or prior to) any and all other Indebtedness thereby secured.

   The foregoing will not apply to any of the following:

  . Mortgages on any Principal Property, shares of stock or Indebtedness of any corporation existing at the time such corporation becomes a Subsidiary;

  . Mortgages on any Principal Property, shares of stock or Indebtedness acquired, constructed or improved by Federal-Mogul or any Restricted Subsidiary after the date of the Indenture which are created or assumed prior to or at the time of such acquisition, construction or improvement or within 365 days after the acquisition, completion of construction or improvement or commencement of commercial operation of such property, to secure or provide for the payment of all or any part of the purchase price or the cost of such construction or improvement thereof;

  . Mortgages on any Principal Property, shares of stock or Indebtedness existing at the time of acquisition thereof (including acquisition through merger or consolidation);

  . Mortgages on any Principal Property or shares of stock or Indebtedness acquired from a corporation which is merged with or into Federal-Mogul or a Restricted Subsidiary;

  . Mortgages on any Principal Property, shares of stock or Indebtedness to secure Indebtedness to Federal-Mogul or to a Restricted Subsidiary;

  . Mortgages on any Principal Property, shares of stock or Indebtedness in favor of the United States of America or any State thereof or The Commonwealth of Puerto Rico, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or The Commonwealth of Puerto Rico, to secure partial, progress, advance or other payments, or to secure any Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving any Principal Property, shares of stock or Indebtedness subject to such Mortgages (including Mortgages incurred in connection with pollution control, industrial revenue, Title XI maritime financings or similar financings), or other Mortgages in connection with the issuance of tax-exempt industrial revenue bonds;

  . Mortgages existing as of the date of the Indenture;

  . Mortgages for taxes, assessments or other government charges, the validity of which is being contested in good faith by appropriate proceedings and materialmen's, mechanics' and other like Mortgages, or deposits to obtain the release of such Mortgages;

  . Mortgages created or deposits made to secure the payment of workers' compensation claims or the performance of, or in connection with, tenders, bids, leases, public or statutory obligations, surety and appeal bonds, contracts, performance and return-of-money bonds or to secure (or in lieu of) surety or appeal bonds and Mortgages made in the ordinary course of business for similar purposes; and

  . any extension, renewal or replacement of any Mortgage referred to in the foregoing nine bullets above. However, such extension, renewal or replacement shall be limited to the property, shares of stock or Indebtedness which secured the Mortgage so extended, renewed or replaced (plus improvements on such property).

   Federal-Mogul or any Restricted Subsidiary may create or assume Mortgages in addition to those permitted above, and renew, extend or create such Mortgages, provided, that at the time of such creation, assumption, renewal or replacement, and after giving effect thereto, the aggregate amount of all Indebtedness so secured by a Mortgage (without regard to Indebtedness permitted in the ten bullets above), plus all Attributable Debt of Federal-Mogul and its Restricted Subsidiaries in respect of Sale and Lease-Back Transactions (as hereinafter defined) which would not be permitted by either of the first two bullets of the first paragraph under "--Limitation on Sale and Lease-Back Transactions," does not exceed 20% of Consolidated Assets.

   Limitation on Sale and Lease-Back Transactions. Federal-Mogul will not, nor will it permit any Restricted Subsidiary to lease any Principal Property owned by Federal-Mogul or such Restricted Subsidiary (except for leases for a term of not more than three years), which has been or is to be sold or transferred by Federal-Mogul or such Restricted Subsidiary on the security of such Principal Property more than 365 days after the acquisition thereof or the completion of construction and commencement of full operation thereof (a "Sale and Lease-Back Transaction"), unless either:

  . Federal-Mogul or such Restricted Subsidiary would be entitled pursuant to the limitation on liens covenant described above to incur Indebtedness secured by a Mortgage on the Principal Property to be leased back equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes; or

  . Federal-Mogul applies an amount equal to the greater of the net proceeds or the fair value (as determined by our Board of Directors) of the property so sold to the purchase of Principal Property or to the retirement (other than any mandatory retirement), within 365 days of the effective date of any such Sale and Lease-Back Transaction, of Notes or other Funded Indebtedness. Any such retirement of Notes shall be made in accordance with the Indenture. The amount to be applied to such retirement of Notes or other Funded Indebtedness shall be reduced by an amount equal to the sum of:

   -- an amount equal to the principal amount of any Notes delivered within 365 days after the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation, and

   -- the principal amount of other Funded Indebtedness voluntarily retired by Federal-Mogul within such 365-day period, excluding, in each case, retirements pursuant to mandatory sinking fund or prepayment provisions and payments at Maturity.

   Federal-Mogul or any Restricted Subsidiary may enter into Sale and Lease-Back Transactions in addition to any permitted by the immediately preceding paragraph and without any obligation to retire any Notes or other Indebtedness if at the time of entering into such Sale and Lease-Back Transaction and after giving effect thereto, Attributable Debt resulting from such Sale and Lease-Back Transaction, plus the aggregate amount of all Indebtedness secured by a Mortgage (not including Indebtedness excluded as provided in the first ten bullets above under "--Limitation on Liens"), does not exceed 20% of Consolidated Assets.

Certain Definitions

   "Attributable Debt," when used in connection with a Sale and Lease-Back Transaction, shall mean, as of any particular time, the lesser of:

  . the fair value (as determined by the Board of Directors) of the property subject to such arrangement; and

  . the then present value (computed by discounting at the Composite Rate) of the obligation of a lessee for net rental payments during the remaining term of any lease in respect of such property (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The terms "net rental payments" under any lease for any period means the sum of the rental payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

   "Consolidated Assets" means Federal Mogul's assets, determined in accordance with GAAP and consolidated for financial reporting purposes in accordance with GAAP, such assets to be valued at book value.

   "Funded Indebtedness" means all of Federal-Mogul's Indebtedness and the Indebtedness of its Restricted Subsidiaries maturing by its terms more than one year after, or which is renewable or extendable at our option for a period ending more than one year after, the date as of which Funded Indebtedness is being determined.

   "GAAP" means such accounting principles as are generally accepted in the United States at the date of the Indenture.

   "Indebtedness" means, without duplication:

  . all obligations in respect of borrowed money or for the deferred purchase or acquisition price of property (including all types of real, personal, tangible, intangible or mixed property) or services (excluding trade accounts payable, deferred taxes and accrued liabilities which arise in the ordinary course of business) which are, in accordance with GAAP, includible as a liability on a balance sheet consolidated for financial reporting purposes in accordance with GAAP;

  . all amounts representing the capitalization of rental obligations in accordance with GAAP; and

  . all Contingent Obligations with respect to the foregoing.

  For purposes of the third bullet above, "Contingent Obligation" means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

    -- to purchase any such primary obligation or any property constituting direct or indirect security therefor;

    -- to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor;

    -- to purchase property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

    -- otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof;

provided, however, that the term "Contingent Obligation" shall not include the endorsement of instruments for deposit or collection in the ordinary course of business. The term "Contingent Obligation" shall also include the liability of a general partner in respect of the primary obligations of a partnership in which it is a general partner. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the principal amount of the primary obligation in respect to which such Contingent Obligation is made.

   "Principal Property" means the principal manufacturing facilities owned by Federal-Mogul or a Restricted Subsidiary located in the United States, except such as the Board of Directors, in its good faith opinion, reasonably determines is not significant to the business, financial condition and earnings of Federal-Mogul and its consolidated Subsidiaries taken as a whole, as evidenced by a Board resolution, and except for:

  . any and all personal property including, without limitation, (a) motor vehicles and other rolling stock, and (b) office furnishings and equipment and information and electronic data processing equipment;

  . any property financed through obligations issued by a state, territory or possession of the United States, or any political subdivision or instrumentality of the foregoing; or

  . any real property held for development or sale.

   "Restricted Subsidiary" means any consolidated Subsidiary that owns any Principal Property.

   "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Federal-Mogul or by one or more other Subsidiaries, or by Federal-Mogul and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Defeasance and Covenant Defeasance

   Federal-Mogul may elect either:

  . to defease and be discharged from any and all obligations with respect to the Notes of any series ("defeasance"); or

  . to be released from its obligations with respect to the restrictive covenants described herein under "--Certain Covenants" with respect to the Notes of any series ("covenant defeasance").

   In order to exercise either defeasance or covenant defeasance:

    -- Federal-Mogul must deposit with the Trustee (or other qualifying trustee), in trust, money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Notes to Maturity or redemption;

    -- Federal-Mogul must deliver to the Trustee an opinion of counsel to the effect that the holders of such Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. Such opinion of counsel, in the case of defeasance under the first bullet above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the relevant Indenture.

   Federal-Mogul may exercise its defeasance option with respect to such Notes notwithstanding its prior exercise of its covenant defeasance option. If Federal-Mogul exercises its defeasance option, payment of such Notes may not be accelerated because of an Event of Default. If Federal-Mogul exercises its covenant defeasance option, payment of such Notes may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Notes, since the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Payment, Registration, Transfer and Exchange

   Payments in respect of the Notes will be made at the office or agency maintained by us for that purpose as we may designate from time to time. However, at our option, interest payments on Notes may be made by check mailed to the address of the person entitled thereto as specified in the note register. If a holder of Notes has given wire transfer instructions to us and our paying agent prior to the applicable record date for such payment, we will make payments with respect to the Notes by wire transfer of funds to the account specified by such a noteholder. Payment of any installment of interest will be made to the person in whose name such Note is registered at the close of business on the regular record date for such interest.

   The Notes will be transferable or exchangeable at the agency maintained by us for such purpose as designated by us from time to time. Notes may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith.

Consolidation, Merger or Sale by Federal-Mogul

   Federal-Mogul shall not consolidate with or merge into any other corporation or transfer or lease all or substantially all of its assets, unless:

  . the corporation formed by such consolidation or into which Federal-Mogul is merged or the corporation which acquires its assets is organized in the United States;

  . the corporation formed by such consolidation or into which Federal-Mogul is merged or which acquires its assets expressly assumes all of the obligations of Federal-Mogul under the Indenture;

  . immediately after giving effect to such transaction, no Default or Event of Default exists; and

  . if, as a result of such transaction, Federal-Mogul's properties or assets would become subject to an encumbrance which would not be permitted by the terms of the Notes, Federal-Mogul or the successor corporation shall take such steps as are necessary to secure such Notes equally and ratably with all indebtedness secured thereunder.

Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which Federal-Mogul is merged or to which such sale is made, shall succeed to, and be substituted for Federal-Mogul under the Indenture.

Events of Default, Notice and Certain Rights on Default

   If an Event of Default occurs with respect to the Notes of any series and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of all of the outstanding Notes of such series, by written notice to us (and to the Trustee, if notice is given by such holders of Notes), may declare the principal of, and accrued interest, if any, on all the Notes of such series to be due and payable.

   Events of Default with respect to the Notes of each series are defined in the Indenture as being:

  . default for 30 days in payment of any interest on any Note of such series when due and payable;

  . default in payment of principal, or premium, if any, at maturity or on redemption or otherwise of any Notes of such series when due;

  . default for 60 days after notice to us by the Trustee, or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding, in the performance of any covenant with respect to the Notes of such series;

  . default with respect to other indebtedness of Federal-Mogul for borrowed money in an aggregate principal amount of at least $25 million, which default shall constitute a failure to pay any portion of the principal when due and payable after the expiration of an applicable grace period with respect thereto or shall result in an acceleration thereof and such acceleration is not rescinded or annulled or such debt shall not be paid in full within 30 days after the written notice thereof to us by the Trustee or to us and the Trustee by the holders of 25% in aggregate principal amount of the Notes of such series then outstanding, provided that such Event of Default will be remedied, cured or waived if such default under such other agreement is remedied, cured or waived; and

  . certain events of bankruptcy, insolvency or reorganization of Federal-
    Mogul.

The definition of "Event of Default" in the Indenture specifically excludes a default under a secured debt under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement, etc.) only to the collateral pledged for repayment, and where the fair market value of such collateral does not exceed two percent of Total Assets (as defined in the Indenture) at the time of the default.

   The Trustee will, within 90 days after the occurrence of a Default with respect to the Notes of any series, give to the holders of the Notes of such series notice of all Defaults known to it unless such Default shall have been cured or waived. However, the Trustee may withhold the notice (except in the case of a Default in payment on the Notes of such series) if and so long as it determines in good faith that withholding such notice is in the interests of the holders of the Notes of such series. "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default.

   The holders of a majority in aggregate principal amount of the Notes of each series affected (with each series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on such Trustee.

   We will file annually with the Trustee a certificate as to our compliance with all conditions and covenants of such Indenture.

   The holders of a majority in aggregate principal amount of Notes of any series then outstanding, by notice to the Trustee may waive, on behalf of the holders of all Notes of such series, any past Default or Event of Default with respect to such series and its consequences except (i) a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Note of such series, or (ii) an Event of Default resulting from the breach of a covenant or provision of the Indenture which, pursuant to the Indenture, cannot be amended or modified without the consent of the holder of each outstanding Note of such series.

Modification of the Indentures

   The Indenture may be modified without the consent of the holders of any of the Notes in order:

  . to evidence the succession of another corporation to Federal-Mogul and the assumption of the covenants and its obligations by a successor to Federal-Mogul;

  . to add to Federal-Mogul's covenants or to surrender any of its rights or powers;

  . to add additional Events of Default with respect to any series of the Notes;

  . to add, change or eliminate any provision affecting only Notes not yet issued;

  . to secure the Notes;

  . to establish the form or terms of Notes;

  . to evidence and provide for successor Trustees;

  . if allowed without penalty under applicable laws and regulations, to permit payment in respect of Notes in bearer form in the United States;

  . to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture, provided that such action does not adversely affect the interests of the holders of Notes affected thereby;

  . to cure any ambiguity or correct any mistake;

  . to add a Guarantor, or remove a Guarantor in respect of any series which, in accordance with the terms of the Indenture, is no longer liable on its Guarantee; or

  . to provide for the issuance of the exchange securities of any series.

   The Indenture also may be modified, with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes of any series affected thereby (with Notes of each series voting as a class), except that, without the consent of the holder of each Note affected thereby, no such supplemental indenture may:

  . change the time for payment of principal or premium, if any, or interest, if any, on any Note;

  . reduce the principal of, or the rate of interest, or premium, if any, on any Note, or change the manner in which the amount of any of the foregoing is determined;

  . reduce the amount of premium, if any, payable upon the redemption of any Note;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

  . reduce the percentage in principal amount of the outstanding Notes affected thereby, the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

  . change our obligation to maintain an office or agency in the places and for the purposes specified in such Indenture; or

  . modify the provisions relating to waiver of certain defaults or any of the foregoing provisions.

The Trustee

   We may maintain banking and other commercial relationships with the Trustee.

Governing Law

   The Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

                         BOOK-ENTRY; DELIVERY AND FORM

   Except as described below under "--Certificated Notes", the New Notes issued in exchange for the Old Notes currently represented by one or more fully registered global notes will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited upon issuance with, or on behalf of, The Depository Trust Company ("DTC").

   The Old Notes were offered and sold solely (i) to "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"), pursuant to Rule 144A (ii) in offshore transactions to persons other than "U.S. persons," as defined in Regulation S under the Securities Act ("Non-U.S. Persons"), in reliance on Regulation S and (iii) to institutional "accredited investors," as defined in Rule 501 (a)(1), (2), (3) and (7) under the Securities Act of 1933 ("Institutional Accredited Investors"), that were not QIBs.

The Old Global Notes

   Rule 144A Global Notes. The Old Notes offered and sold to QIBs pursuant to Rule 144A were issued in the form of one global note, without interest coupons (each, a "Rule 144A Global Note"). The Rule 144A Global Note of each series were deposited on the date of the closing of the sale of the Old Notes with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. The Rule 144A Global Note remains in the custody of the Trustee pursuant to the Balance Certificate Agreement between DTC and the Trustee.

   Regulation S Global Notes. The Old Notes offered and sold in offshore transactions to Non-U.S. Persons in reliance on Regulation S were issued in the form of a global note without interest coupons (each, a "Regulation S Temporary Global Note"). Beneficial interests in the Regulation S Temporary Global Note for each series are exchanged for beneficial interests in a corresponding permanent global note (each, a "Regulation S Permanent Global Note" and together with the Regulation S Temporary Global Note, the "Regulation S Global Notes" for such series) (i) within a reasonable period after the 40th day after the later of the commencement of the offering of the Old Notes and the closing date of the offering of the Old Notes and (ii) upon certification that the beneficial interests in the Regulation S Temporary Global Note are owned by either Non-U.S. Persons or U.S. persons who purchased such interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act of 1933.

   Each Regulation S Global Note was deposited upon issuance with a custodian for DTC in the manner described in the preceding paragraph for credit to the respective accounts of the purchasers at Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), or Cedel Bank, societe anonyme ("Cedel").

   Investors may hold their interests in each Regulation S Global Note directly through Euroclear or Cedel, if they are participants in such systems, indirectly through organizations that are participants in such systems or through organizations other than Euroclear or Cedel that are participants in the DTC system. Euroclear and Cedel will hold such interests in the Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of the respective depositaries. Such depositaries, in turn, will hold such interests in the Regulation S Global
Note in customers' securities accounts in the depositaries' names on the books of DTC.

The New Global Notes

   Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below. The New Notes will be freely transferrable and will not bear a restrictive legend.

   All interests in the Global Notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems.

Certain Book-Entry Procedures for the Global Notes

   The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither Federal-Mogul, nor any initial purchaser takes any responsibility for these operations, and you are urged to contact the relevant system or its participants directly to discuss these matters.

 DTC

   DTC has advised us that it is:

  . a limited purpose trust company organized under the laws of the State of New York,

  . a "banking organization" within the meaning of the New York Banking Law,

  . a member of the Federal Reserve System,

  . a "clearing corporation" within the meaning of the Uniform Commercial
    Code, as amended, and

  . a "clearing agency" registered pursuant to Section 17A of the Exchange
    Act.

   DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers (including the initial purchasers of the Old Notes), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or Indirect Participants.

 Cedel

   Cedel advises that it is incorporated under the laws of Luxembourg as a professional depositary. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, thereby eliminating the need for physical movement of certificates. Cedel provides to Cedel participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the initial purchasers. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant either directly or indirectly.

 Euroclear

   Euroclear advises that it was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk for lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers of the Old Notes. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of the Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

 Book-Entry System

   We expect that pursuant to procedures established by DTC;

  . upon deposit of each Global Note, DTC will credit the accounts of DTC participants designated by the initial purchasers with an interest in the Global Note; and

  . ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of DTC participants) and the records of DTC participants and the Indirect Participants (with respect to the interests of persons other than DTC participants).

   The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. The ability to transfer interests in the Notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of DTC participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system may be affected by the lack of a physical definitive security in respect of such interest.

   So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee will be considered the sole record owner or holder of the Notes represented by the Global Note for all purposes under the Indenture and the Notes. Except as provided below, owners of beneficial interests in a Global
Note:

  . will not be entitled to have Notes represented by such Global Note registered in their names;

  . will not be entitled to receive physical delivery of certificated notes;
    and

  . will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder.

   Each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and on the procedures of the DTC participants to exercise any rights of a holder of Notes.

   Under current industry practice, in the event that Federal-Mogul requests any action of holders of Notes, or in the event that an owner of a beneficial interest in a Global Note desires to take any action that DTC, as holder of such Global Note, is entitled to take, DTC would authorize the DTC participants to take such action and the DTC participants would authorize holders owning through such DTC participants to take such action or would otherwise act upon the instruction of such holders. Neither Federal-Mogul nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

   Payments with respect to the principal of, and premium, if any, and interest on any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee, in its capacity as the registered holder of the Global Note representing such Notes. Federal-Mogul and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither Federal-Mogul nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, and interest). Federal-Mogul expects that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, and interest in respect of the Global Notes will credit DTC participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Note, as shown on the records of DTC or its nominee. We also expect that payments by the DTC participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of DTC participants or the Indirect Participants and DTC.

   Transfers between DTC participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between Euroclear participants or Cedel participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

   Subject to compliance with the transfer restrictions applicable to the Old Notes, cross-market transfers between the DTC participants, on the one hand, and Euroclear participants or Cedel participants, on the other hand, will be effected through DTC in accordance with the DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Cedel by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

   Because of time zone differences, the securities account of a Euroclear participant or Cedel participant in an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interest in a Global security by or through a Euroclear participant or Cedel participant to a DTC participant will be received for value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

   DTC has advised us that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more DTC participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such DTC participant or DTC participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for certificated notes.

   Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the in the Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Federal-Mogul nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

   If:

  . we notify the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act of 1934 and a depositary is not appointed within 90 days of such notice or cessation;

  . we at our option notify the Trustee in writing that we elect to cause the issuance of Notes of any series in definitive form under the Indenture; or

  . upon the occurrence of certain other events as provided in the Indenture;

then, upon surrender by DTC of the Global Notes of any series, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Notes of such series. Upon any issuance, the Trustee is required to register such certificated notes in the name of such person or persons and cause the same to be delivered thereto.

   New Notes issued in exchange for Old Notes that were originally purchased by or transferred to Institutional Accredited Investors who are not QIBs will be in registered form without interest coupons. Upon the transfer to a QIB or Non-U.S. Person, such certificated notes will, unless the Global Notes have been previously exchanged for certificated notes, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

   Neither we nor the Trustee shall be liable for any delay by DTC or any DTC participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

                      MATERIAL FEDERAL TAX CONSIDERATIONS

   The following is a summary of the material United States federal income tax consequences from the exchange offer and from the ownership of the New Notes. It deals only with New Notes held as capital assets and not with special classes of noteholders, such as dealers in securities or currencies, life insurance companies, tax exempt entities, and persons that hold a New Note in connection with an arrangement that completely or partially hedges the New Note. Further, the discussion does not address all aspects of taxation that might be relevant to particular noteholders in light of their individual circumstances. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified so as to produce federal income tax consequences different from those discussed below.

   Except as the context otherwise requires, reference in this section to the Notes shall apply to both the Old Notes and the New Notes.

   For purposes of the following discussion, a "United States Holder" means a beneficial owner of a Note who or which is, for United States federal income tax purposes: (1) a citizen or resident of the United States; (2) a partnership, corporation or other entity created or organized in or under the law of the United States or of any State of the United States; (3) an estate, the income of which is subject to United States federal income tax regardless of its source; (4) a trust classified as a United States person for United States federal income tax purposes. A "United States Alien Holder" is a beneficial owner of a Note that, for United States federal income tax purposes, is not a United States Holder.

   Noteholders tendering their Old Notes or prospective purchasers of New Notes should consult their own tax advisors concerning the United States federal income tax and any state or local income or franchise tax consequences in their particular situations and any consequences under the laws of any other taxing jurisdiction.

Exchange of Old Notes for New Notes

   The exchange of Old Notes for New Notes pursuant to the exchange offer will not be treated as an "exchange" for United States federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a noteholder will be treated as a continuation of the Old Notes in the hands of such noteholders. The adjusted basis and holding period of the New Notes for any noteholder will be the same as the adjusted basis and holding period of the Old Notes. Similarly, there will be no United States federal income tax consequences to a holder of Old Notes that does not participate in the exchange offer.

Payments of Interest

   Payments of stated interest on a New Note generally will be taxable to a United States Holder as ordinary interest income at the time it is received or accrued, depending on the United States Holder's method of accounting for tax purposes.

Sale, Exchange, Redemption or Retirement

   Upon the sale, exchange, redemption or retirement of a Note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or retirement (not including any amount attributable to accrued but unpaid interest not previously included in gross income) and such Holder's adjusted tax basis in the Note. To the extent attributable to accrued but unpaid interest not previously included in gross income, the amount recognized by the United States Holder will be treated as a payment of interest. See "--Payments of Interest" above. Gain or loss recognized on the sale, exchange, redemption or retirement generally will be capital gain or loss. The deductibility of capital losses is subject to limitations.

Market Discount and Premium

   United States Holders that did not acquire their interest in the New Notes pursuant to an acquisition of Old Notes on their original issue at their original offering price or pursuant to an exchange of such Old Notes for New Notes pursuant to the exchange offer may be considered to have acquired their New Notes with market discount or amortizable bond premium as such terms are defined for United States federal income tax purposes. Such Holders should consult their tax advisors as to the federal income tax consequences of the market discount and premium rules of the Code.

Tax Consequences to United States Alien Holders

   Under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

     (a) payments of principal and interest on a Note by us or any paying agent to a United States Alien Holder will not be subject to withholding of United States federal income tax, provided that, in the case of interest,
  (i) such Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Holder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury Regulations thereunder (summarized below) are met; and

     (b) a United States Alien Holder of a Note will not be subject to United States federal income tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of such Note, unless (i) such Holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain conditions are met or (ii) such gain is effectively connected with the conduct by such Holder of a trade or business in the United States.

   Sections 871(h) and 881(c) of the Code and United States Treasury Regulations thereunder require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either (A) the beneficial owner of a Note must certify, under penalties of perjury, to us or our paying agent, as the case may be, that such owner is a United States Alien Holder and must provide such owner's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to us or our paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying United States Alien Holder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary United States Treasury Regulations, the foregoing certification may be provided by the beneficial owner of a Note on Internal Revenue Service Form W-8.

   On October 14, 1997, the Internal Revenue Service published in the Federal Register final regulations (the "1997 Final Regulations"), which affect the United States taxation of United States Alien Holders. The 1997 Final Regulations are currently expected to be effective for payments after December 31, 2000, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules. The discussion under this heading and under "Backup Withholding and Information Reporting," below, is not intended to be a complete discussion of the provisions of the 1997 Final Regulations, and Holders are urged to consult their tax advisors concerning the tax consequences of their acquiring, holding and disposing of the Notes in light of the 1997 Final Regulations.

   The 1997 Final Regulations provide documentation procedures designed to simplify compliance by withholding agents. The 1997 Final Regulations generally do not affect the documentation rules described above, but add other certification options. Under one such option, a withholding agent will be allowed to rely on an intermediary withholding certificate furnished by a "qualified intermediary" (as defined below) on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described above. "Qualified intermediaries" include: (i) foreign financial institutions or foreign clearing organizations (other than a United States branch or United States office of such institution or organization) or
(ii) foreign branches or offices of United States financial institutions or foreign branches or offices of United States clearing organizations, which, as to both (i) and (ii), have entered into withholding agreements with the Internal Revenue Service. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as revised Internal Revenue Service Form W-8 (see below), from each beneficial owner. Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

   For purposes of the certification requirements, the 1997 Final Regulations generally treat, as the beneficial owners of payments on a debt instrument, those persons that, under United States tax principles, are the taxpayers with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments. In the case of payments to an entity classified as a foreign partnership under United States tax principles, the partners, rather than the partnership, generally will be required to provide the required certifications to qualify for the withholding exemption described above. A payment to a United States partnership, however, is treated for these purposes as payment to a United States payee, even if the partnership has one or more foreign partners. The 1997 Final Regulations provide certain presumptions with respect to withholding for holders of debt instruments not furnishing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Final Regulations will replace a number of current tax certification forms (including Internal Revenue Service Form W-8 and Internal Revenue Service Form 4224, discussed below) with a new Internal Revenue Service Form W-8 series of tax certification forms (which, in certain circumstances, requires information in addition to that previously required). These new forms are currently available and may be used in lieu of the current Internal Revenue Service Forms W-8 and 4224. Under the 1997 Final Regulations, this Form W-8 will remain valid until the last day of the third calendar year following the year in which the certificate is signed.

   If a United States Alien Holder of a Note is engaged in a trade or business in the United States, and if interest on the Note, or gain recognized on the sale, exchange, redemption, retirement or other disposition of the Note, is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from withholding of United States income tax, will generally be subject to regular United States income tax on such interest or gain in the same manner as if it were a United States Holder. In lieu of the certificate described above, such a Holder must provide to the withholding agent a properly executed Internal Revenue Service Form 4224 or W-8ECI (or successor form) in order to claim an exemption from withholding. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Backup Withholding and Information Reporting

   Information reporting to the Internal Revenue Service generally will be required with respect to payments of principal or interest on the Notes and to proceeds of the sale of the Notes that, in each case, are paid by a United States payor or intermediary to United States Holders other than corporations and other exempt recipients. A 31% "backup" withholding tax will apply to those payments if such United States Holder fails to provide certain identifying information (such as such Holder's taxpayer identification number) to such payor or intermediary or such Holder is notified by the Internal Revenue Service that it has failed to report all interest and dividends required to be shown on its United States federal income tax returns. United States Alien Holders may be required to comply with applicable certification procedures to establish that they are not United States Holders in order to avoid the application of such information reporting requirements and backup withholding. Backup withholding tax is not an additional tax and generally may be credited against a Holder's United States federal income tax liability provided that such Holder provides the necessary information to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

   This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer (a "Participating Broker-Dealer") in connection with the resale of the New Notes received in exchange for the Old Notes where such Old Notes were acquired for its own account as a result of market-making activities or other trading activities. Each such Participating Broker-Dealer that participates in the exchange offer that receives the New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. We have agreed that for a period of 180 days after the date when the registration statement becomes effective, we will use our best efforts to make this prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale.

   We will not receive any proceeds from any sale of New Notes by Participating Broker-Dealers. New Notes received by Participating Broker-Dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options of the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any Participating Broker-Dealer and/or the purchases of any such New Notes. Any Participating Broker-Dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning or the Securities Act of 1933 and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

   For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any Participating Broker-Dealer that requests such documents in the letter of transmittal.

   This prospectus has been prepared for use in connection with the exchange offer and may be used by the initial purchasers in connection with the offers and sales related to market-making transactions in the New Notes. The initial purchasers may act as principals or agents in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. The initial purchasers have no obligation to make a market in the New Notes and may discontinue their market-making activities at any time without notice, at their sole discretion.

                   INCORPORATION OF INFORMATION BY REFERENCE

   The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically update and, where applicable, supersede any information previously incorporated by reference and listed below. We incorporate by reference the following documents that have been filed with the SEC:

  . Annual Report on Form 10-K for the year ended December 31, 1998;

  . Quarterly Reports on Form 10-Q for the quarter ended March 31, 1999;

  . Proxy statement for the 1998 Annual Shareholders' Meeting, filed on March
    24, 1999; and

  . Current reports on Form 8-K filed on April 7, 1998 and November 24, 1998.

   This prospectus incorporates documents by reference which are not part of or delivered with this document. These documents (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) are available without charge upon written or oral request directed to: David M. Sherbin, Esq., Associate General Counsel and Secretary, Federal-Mogul Corporation, 26555 Northwestern Highway, Southfield, Michigan 48034 (telephone: (248) 354-7700).

                                 LEGAL MATTERS

   The validity of securities being offered hereby will be passed upon for us by David M. Sherbin, Esq., Associate General Counsel and Secretary of Federal-Mogul. Mr. Sherbin owns and holds options to purchase approximately 3,200 shares of our common stock.

                                    EXPERTS

   The consolidated financial statements and schedule of Federal-Mogul for each of the three years in the period ended December 31, 1998 and the consolidated financial statements of Federal-Mogul Ignition Company and Federal-Mogul Products, Inc. and the financial statements of Federal-Mogul Aviation, Inc., all of which are incorporated by reference in this document from Federal-Mogul's Form 10-K for 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports and incorporated in this document by reference. The consolidated financial statements and schedule audited by Ernst &Young LLP are incorporated in this document by reference in reliance on such reports given upon the authority of the firm as experts in accounting and auditing.

   The consolidated financial statements of T&N for the three years in the period ended December 31, 1997 incorporated by reference in this document have been audited by KPMG Audit Plc, independent auditors, as set forth in their reports and incorporated in this document by reference. The consolidated financial statements audited by KPMG Audit Plc are incorporated in this document by reference in reliance on their report given on their authority as experts in accounting and auditing.

   The financial statements of Fel-Pro as of December 28, 1997 and December 29, 1996 for the three years in the period ended December 28, 1997 incorporated by reference in this document have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports and incorporated by reference in this document. The financial statements audited by Ernst & Young LLP are incorporated in this document by reference in reliance on such report given upon the authority of the firm as experts in accounting and auditing.

   The financial statements of the automotive divisions of Cooper Industries, Inc. for the combined financial position as of December 31, 1996 and 1997 and combined results of operations and cash flows for each of the three years in the period ended December 31, 1997 incorporated by reference in this document have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports and incorporated by reference in this document. The financial statements audited by Ernst & Young LLP are incorporated in this document by reference in reliance on such report given upon the authority of the firm as experts in accounting and auditing.

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                               ----------------

                                   PROSPECTUS

                               ----------------

                    Offer To Exchange 7 3/8% Notes due 2006
               For Any and All Outstanding 7 3/8% Notes due 2006
                           and 7 1/2% Notes due 2009
               For Any and All Outstanding 7 1/2% Notes due 2009

                            Dated             , 1999

   No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer contained in the prospectus and, if given or made, the information or representations must not be relied upon. This prospectus is not an offer to sell, nor do they seek an offer to buy, these securities in any jurisdiction in which the offer or sale is not permitted.

   Until      , 1999, all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus.

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

                                    Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers of Federal-Mogul

   Sections 561 through 571 of the Michigan Business Corporation Act (the "Act"), and Article XI of Federal-Mogul's bylaws relate to the indemnification of Federal-Mogul's directors and officers, among others, in a variety of circumstances against liabilities arising in connection with the performance of their duties.

   The Act permits indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Federal-Mogul or its shareholders (and, regarding a criminal proceeding, if they have no reasonable cause to believe their conduct to be unlawful) against (i) expenses (including attorney's fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of Federal-Mogul) arising by reason of the fact that such person is or was a director or officer of Federal-Mogul (or with some other entity at Federal-Mogul's request) and
(ii) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or suit by or in the right of Federal-Mogul, unless the director or officer is found liable to Federal-Mogul and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnification.

   The Act requires indemnification for expenses to the extent that a director or officer is successful on the merits in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (i) and (ii) above be made only on a determination by (a) majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding, (b) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the board and consisting only of two or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding, (c) by independent legal counsel, (d) by all independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, or (e) by the shareholders (but shares held by directors or officers who are parties or are threatened to be made parties may not be voted). In some specific circumstances, the Act further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of a written affirmation by the director or officer of their good-faith belief that they have met the applicable standard of conduct set forth in Sections 561 and 562 of the Act, receipt of a written undertaking by or on behalf of the director or officer to repay such amounts unless it shall ultimately be determined that they are entitled to indemnification and a determination that the facts then known to those making the advance would not preclude indemnification.

   Indemnification under the Act is not exclusive of other rights to indemnification to which a person may be entitled under Federal-Mogul's Articles of Incorporation, bylaws, or a contractual agreement. The Act permits Federal-Mogul to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with Federal-Mogul whether or not such liabilities would be within the foregoing indemnification provisions.

Bylaws

   Under Federal-Mogul's bylaws, Federal-Mogul is required to indemnify any person who was or is a party or is threatened to be made a party to or called as a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether formal or informal) and any appeal thereof (other than an action by or in the right of Federal-Mogul, a "derivative action") by reason of the fact that such person is, was or agreed to become a director or officer of Federal-Mogul, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person was successful in defending such action, suit or proceeding, or otherwise if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Federal-Mogul or its shareholders, and, regarding any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except the indemnification extends only to expenses (including actual and reasonable attorneys' fees) and amounts paid in settlement incurred by the person in connection with such action and, where the person is found to be liable to Federal-Mogul, only if and to the extent that the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnification for the expenses which the court considers proper.

   Federal-Mogul's bylaws provide that Federal-Mogul shall pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above, in advance of their final disposition, provided that if required by the Act, the person furnishes Federal-Mogul with an undertaking to reimburse Federal-Mogul if it is ultimately determined that such person is not entitled to indemnification. Federal-Mogul shall provide indemnification to any person who is or was serving at the request of Federal-Mogul as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, to the same degree as the foregoing indemnification of directors and officers. In addition, Federal-Mogul may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Federal-Mogul (or is serving or was serving at the request of Federal-Mogul in a position and at an entity listed in the preceding sentence) against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not Federal-Mogul would have the power to indemnify the person against such liability under the provisions of Federal-Mogul's bylaws.

Indemnification of Directors and Officers of the Guarantors

   Federal-Mogul's bylaw provisions described above provide for indemnification for persons serving at the request of Federal-Mogul as director or officer of, or in other specified capacities in respect of, Guarantors. In addition, the following indemnification provisions are applicable.

 Michigan

   Federal-Mogul World Wide, Inc. and Federal-Mogul Global Properties, Inc. are organized under the laws of the State of Michigan. The indemnification provisions of the Michigan Business Corporation Act described in "Indemnification of Directors and Officers of Federal-Mogul" above also relate to the directors and officers of Federal-Mogul World Wide, Inc. and Federal-Mogul Global Properties, Inc.

 Delaware

   Federal-Mogul Dutch Holdings, Inc., Federal-Mogul Global Inc., Federal-Mogul U.K. Holdings Inc., Carter Automotive Company, Federal-Mogul Ignition Company, Federal-Mogul Aviation, Inc. and Felt Products Mfg. Co. are organized under the laws of the State of Delaware. Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other Court shall deem proper. Also the Section states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense or any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Article Tenth of Fel-Pro Management Co.'s certificate of incorporation provides for the same indemnification as described above.

   Under Section 1 of Article IX of Felt Products Mfg. Co.'s bylaws, Felt Products Mfg. Co. is required to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended at various times, to indemnify all officers and directors of the corporation. The indemnification authorized by the bylaws will not be found exclusive of any other rights to which those seeking indemnification may be entitled under or through any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the official capacity of those seeking indemnification and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons.

 Nevada

   Federal Mogul Venture Corporation is organized under the laws of the State of Nevada. Pursuant to the Nevada General Corporation Laws a director or officer of Federal Mogul Venture Corporation shall not be personally liable to Federal Mogul Venture Corporation or its stock holders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Nevada Revised Statutes 78.300. In addition and under specific circumstances, Nevada Revised Statutes 78.751 and Federal Mogul Venture Corporation's bylaws, provide for the indemnification of Federal Mogul Venture Corporation's officers, directors, employees, and agents against liabilities which they may incur in such capacities.

   In addition, under Article XI of Federal Mogul Venture Corporation's bylaws, Federal Mogul Venture Corporation is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether formal or informal) and any appeal thereof (other than an action by or in the right of Federal Mogul Venture Corporation, a "derivative action") by reason of the fact that such person is or was a director or officer of Federal Mogul Venture Corporation, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person was successful in defending such action, suit or proceeding, or otherwise if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Federal Mogul Venture Corporation or its shareholders, and, regarding any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except the indemnification extends only to expenses (including actual and reasonable attorneys' fees) and amounts paid in settlement incurred by the person in connection with such action and, where the person is found to be liable to Federal Mogul Venture Corporation, only if and to the extent that the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnification for the expenses which the court considers proper. Federal Mogul Venture Corporation's bylaws provide that Federal Mogul Venture corporation shall pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above, in advance of their final disposition, provided that the person furnishes Federal Mogul Venture Corporation with an undertaking to reimburse Federal Mogul Venture Corporation if it is ultimately determined that such person is not entitled to indemnification. Federal Mogul Venture Corporation shall provide indemnification to any person who is or was serving at the request of Federal Mogul Venture Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, to the same degree as the foregoing indemnification of directors and officers. In addition, Federal Mogul Venture Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Federal Mogul Venture Corporation (or is serving or was serving at the request of Federal Mogul Venture Corporation in a position and at an entity listed in the preceding sentence) against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not Federal Mogul Venture Corporation would have the power to indemnify the person against such liability under the provisions of Federal Mogul Venture Corporation's bylaws or the laws of the State of Nevada.

 Missouri

   Federal Mogul Products, Inc. is organized under the laws of the State of Missouri. Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Sections 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or
(2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involve an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934. The Articles of Incorporation permits the registrant to enter into agreements with its directors, officers, employees and agents providing such indemnification as deemed appropriate, up to the maximum extent permitted by law.

 United Kingdom

   F-M UK Holding Limited is organized under the laws of the United Kingdom.
Article 37 of the Articles of Association of F-M UK Holding Limited provides that, subject to the provisions of the Companies Act 1985, every director, officer or auditor of the company or person acting as an alternate director shall be entitled to be indemnified out of the assets of the company against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the execution of his duties to the company or otherwise in relation thereto.

   Section 310 of the Companies Act 1985 (as amended by Section 137 of the Companies Act 1989) provides:

     "(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the Company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company.

     (2) Except as provided by the following subsection, any such provision is void.

     (3) This section does not prevent a company

       (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability; or

       (b) from indemnifying any such officer or auditor against any liability incurred by him (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or (ii) in connection with any application under section 133(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct), in which relief is granted to him by the court."

   Selection 727 of the Companies Act 1985 further provides:

     "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

     (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief, and the court on the application has the same power to relieve him under this section as it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

     (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuant of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

Item 21. Exhibits and Financial Statement Schedules.

     Exhibit
     No.                                  Exhibit Description
     -------                              -------------------
        2.1    Recommended Cash Offer for T&N plc, dated as of November 13, 1997.
               (Incorporated by reference to Exhibit 2.1 to Federal-Mogul's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K".)

        2.2    Equity Purchase Agreement between the Company and The Sellers with respect to the acquisition of Fel-Pro Incorporated, dated as of January 9, 1998.
               (Incorporated by reference to Exhibit 2.2 to the 1997 10-K.)

        2.3    Purchase and Sale Agreement between Cooper Industries, Inc. and Federal-
               Mogul Corporation, dated August 17, 1998. (Incorporated by reference to
               Exhibit 2.1 to Federal-Mogul's Current Report on Form 8-K filed October
               26, 1998.)

        3.1    Federal-Mogul's Second Restated Articles of Incorporation, as amended.
               (Incorporated by reference to Exhibit 3.1 to Federal-Mogul's Quarterly
               Report on Form 10-Q for the quarter ended March 31, 1999.)

        3.2    Federal-Mogul's Bylaws, as amended (Incorporated by reference to Exhibit
               3.2 to Federal-Mogul's Form 10-K for the year ended December 31, 1998 (the
               "1998 10-K").)

       *3.3    Federal-Mogul Dutch Holdings Inc.'s Certificate of Incorporation, as
               amended.

       *3.4    Federal-Mogul Dutch Holdings Inc.'s Bylaws.

       *3.5    Federal-Mogul Global Inc.'s Articles of Incorporation.

       *3.6    Federal-Mogul Global Inc.'s Bylaws.

       *3.7 Federal-Mogul U.K. Holdings Inc.'s Certificate of Incorporation, as amended.

       *3.8    Federal-Mogul U.K. Holdings Inc.'s Bylaws.

       *3.9    Carter Automotive Company, Inc.'s Certificate of Incorporation.

       *3.10   Carter Automotive Company, Inc.'s Bylaws.

       *3.11   Federal-Mogul Venture Corporation's Articles of Incorporation, as amended.

       *3.12   Federal-Mogul Venture Corporation's Bylaws.

       *3.13   Federal-Mogul World Wide, Inc.'s Articles of Incorporation.

       *3.14   Federal-Mogul World Wide, Inc.'s Bylaws.

       *3.15   Federal-Mogul Global Properties, Inc.'s Articles of Incorporation.

       *3.16   Federal-Mogul Global Properties, Inc.'s Bylaws.

       *3.17 Felt Products Mfg. Co.'s Restated Certificate of Incorporation, as amended.

       *3.18   Felt Products Mfg. Co.'s Bylaws.

      **3.19   F-M UK Holding Limited's Memorandum of Association.

      **3.20   Federal-Mogul Ignition Company's Certificate of Incorporation.

      **3.21   Federal-Mogul Ignition Company's Bylaws.

      **3.22   Federal-Mogul Products, Inc.'s Articles of Incorporation.

      **3.23   Federal-Mogul Products, Inc.'s Bylaws.

      **3.24   Federal-Mogul Aviation, Inc.'s Articles of Incorporation.

      **3.25   Federal-Mogul Aviation, Inc.'s Bylaws.

        4.1    Rights Agreement dated as of February 24, 1999 between Federal-Mogul and
               The Bank of New York, as Rights Agent. (Incorporated by reference to
               Exhibit 4 to Federal-Mogul's Current Report on Form 8-K filed February 25,
               1999.)


     Exhibit
     No.                                  Exhibit Description
     -------                              -------------------
        4.2    Purchase Agreement for 10,000,000 Trust Convertible Preferred Securities
               of Federal-Mogul Financing Trust, dated as of November 24, 1997.
               (Incorporated by reference to Exhibit 4.6 to the 1997 10-K.)

        4.3    Registration Rights Agreement, dated as of December 1, 1997, by and among
               Federal-Mogul, Federal-Mogul Financing Trust and Morgan Stanley & Co. Inc.
               as Initial Purchaser. (Incorporated by reference to Exhibit 4.7 to the
               1997 10-K.)

        4.4    Indenture between Federal-Mogul and The Bank of New York, dated as of
               December 1, 1997, with respect to the Subordinated Debentures.
               (Incorporated by reference to Exhibit 4.8 to the 1997 10-K.)

        4.5    First Supplemental Indenture between Federal-Mogul and The Bank of New
               York, dated as of December 1, 1997, with respect to the Subordinated
               Debentures. (Incorporated by reference to Exhibit 4.9 to the 1997 10-K.)

         4.6   Indenture among Federal-Mogul Corporation and The Bank of New York dated as of January 20, 1999. (Incorporated by reference to Exhibit 4.8 to the
               1998 10-K).

         4.7   Registration Agreement, dated as of January 9, 1998, by and among Federal-
               Mogul and the Investors identified on Schedule 1 thereto relating to the
               Series E Mandatory Exchangeable Preferred Stock. (Incorporated by
               reference to Exhibit 4.10 to the 1997 10-K.)

      **4.8    Registration Rights Agreement, dated as of January 20, 1999, by and among
               Federal-Mogul and the Initial Purchasers named therein.

        4.9    Form of New Note (contained in Exhibit 4.6).

        4.10   Form of Guarantee (contained in Exhibit 4.6).

      **5      Opinion of David M. Sherbin, Esq.

       10.1    Federal-Mogul's 1984 Stock Option Plan, as last amended. (Incorporated by reference to Exhibit 10.2 to Federal-Mogul's Annual report or Form 10-K for the year ended December 31, 994 (the "1994 10-K").)

       10.2    Federal-Mogul Corporation 1989 Performance Incentive Stock Plan, as
               amended. (Incorporated by reference to Exhibit 10.14 to the 1994 10-K.)

       10.3    Federal-Mogul Corporation 1997 Amended and Restated Long-Term Incentive
               Plan, as adopted by the Shareholders of Federal-Mogul on May 20, 1998.
               (Incorporated by reference to Federal-Mogul's 1998 Definitive Proxy
               Statement on Form 14A.)

       10.4    Federal-Mogul's 1977 Supplemental Compensation Plan, as amended and restated. (Incorporated by reference to Exhibit 10.27 to Federal-Mogul's
               Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.)

       10.5    Form of Executive Severance Agreement between Federal-Mogul and certain executive officers. (Incorporated by reference to Exhibit 10.5 to Federal-
               Mogul's Annual Report on Form 10-K for the year ended December 31, 1996
               (the "1996 10-K").)

       10.6    Amended and Restated Deferred Compensation Plan for Corporate Directors.
               (Incorporated by reference to Exhibit 10.7 to Federal-Mogul's Annual
               Report on Form 10-K for the year ended December 31, 1990 (the "1990 10-
               K").)

       10.7    Supplemental Executive Retirement Plan, as amended. (Incorporated by reference to Exhibit 10.10 to Federal-Mogul's Annual Report for the year ended December 31, 1992 (the "1992 10-K").)


     Exhibit
     No.                                  Exhibit Description
     -------                              -------------------
       10.8    Description of Umbrella Excess Liability Insurance for the Senior
               Management Team. (Incorporated by reference to Exhibit 10.11 to the 1990
               10-K.)

       10.9    Federal-Mogul Corporation Executive Loan Program. (Incorporated by
               reference to Exhibit 10.26 to Federal-Mogul's Quarterly Report on Form 10-
               Q for the quarter ended March 31, 1994.)

       10.10   Federal-Mogul Corporation Non-Employee Director Stock Plan. (Incorporated
               by reference to Exhibit 4 to Federal-Mogul's Registration Statement on
               Form S-8 (Registration No. 33-54301).)

       10.11   Amended and Restated Declaration of Trust of Federal-Mogul Financing
               Trust, dated as of December 1, 1997. (Incorporated by reference to Exhibit
               10.34 to the 1997 10-K.)

       10.12   Common Securities Guarantee Agreement, dated as of December 1, 1997, among
               Federal-Mogul and Federal-Mogul Financing Trust. (Incorporated by
               reference to Exhibit 10.35 to the 1997 10-K.)

       10.13   Third Amended and Restated Credit Agreement, dated as of February 24,
               1999, in the amount of $1,750,000,000 among Federal-Mogul, The Foreign
               Subsidiary Borrowers, the Lenders and The Chase Manhattan Bank.
               (Incorporated by reference to Exhibit 10.13 to the 1998 10-K.)

       10.14   Receivables Sale and Contribution Agreement, dated as of November 20,
               1998, among Federal-Mogul, Carter Automotive Company, Inc., Federal-Mogul
               Canada Limited and Federal-Mogul Funding Corporation. (Incorporated by
               reference to Exhibit 10.14 to the 1998 10-K.)

       10.15   Receivable Interest Purchase Agreement, dated as of November 20, 1998, among Federal-Mogul, Federal-Mogul Funding Corporation, Falcon Asset
               Securitization Corporation and The First National Bank of Chicago.
               (Incorporated by reference to Exhibit 10.15 to the 1998 10-K.)

       11      Computation of Per Share Earnings. (Incorporated by reference to the 1998
               10-K.)

     **12.1    Computation of Ratio of Earnings to Fixed Charges.

     **12.2    Computation of Ratio of Earnings to Combined Fixed Charges and Preferred
               Stock Dividends.

       21      Subsidiaries of the Registrant. (Incorporated by reference to Exhibit 21 to the 1998 10-K).

     **23.1    Consent of Ernst & Young LLP.

     **23.2    Consent of KPMG Audit Plc.

     **23.3    Consent of David M. Sherbin, Esq. (included in his opinion filed as
               Exhibit 5).

     **24.1    Power of Attorney for Federal-Mogul.

     **24.2    Powers of Attorney of Guarantors.

     **25      Statement of Eligibility on Form T-1 under the Trust Indenture Act of
               1939, as amended, of The Bank of New York, as Trustee under the
               Indentures.

     **99.1    Form of Letter of Transmittal.

     **99.2    Form of Notice of Guaranteed Delivery.

     **99.3    Form of Exchange Agreement.

--------
   *Previously filed as an exhibit to Registration Statement Number 333-56725. **Filed herewith.

Item 22. Undertakings.

   (a) The undersigned registrant hereby undertakes:

     A. that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be found to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be found to be the initial bona fide offering thereof.

     B. insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     C. to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

     D. to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     E. to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly auhorized, in the City of Southfield, State of Michigan, on the 24th day of June, 1999.

                                          Federal-Mogul Corporation

                                              /s/ David M. Sherbin
                                          By:__________________________________
                                              David M. Sherbin
                                              Associate General Counsel and
                                              Secretary

                           FEDERAL-MOGUL CORPORATION

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of June, 1999

                 Signature                                     Title
                 ---------                                     -----


         /s/ Richard A. Snell               Chairman of the Board, Chief Executive
___________________________________________   Officer and Director (Principal Executive
             Richard A. Snell                 Officer)

          /s/ Thomas W. Ryan                Executive Vice President and Chief
___________________________________________   Financial Officer (Principal Financial
              Thomas W. Ryan                  Officer)

         /s/ Kenneth P. Slaby               Vice President and Controller (Principal
___________________________________________   Accounting Officer)
             Kenneth P. Slaby

          /s/ John J. Fannon                Director
___________________________________________
              John J. Fannon

         /s/ Roderick M. Hills              Director
___________________________________________
             Roderick M. Hills

         /s/ Paul Scott Lewis               Director
___________________________________________
             Paul Scott Lewis

          /s/ Antonio Madero                Director
___________________________________________
              Antonio Madero

       /s/ Robert S. Miller, Jr.            Director
___________________________________________
           Robert S. Miller, Jr.

           /s/ John C. Pope                 Director
___________________________________________
               John C. Pope

         /s/ Sir Geoffrey Whalen            Director
___________________________________________
        Sir Geoffrey Whalen C.B.E.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on June 24, 1999.

                                          Federal-Mogul Global Inc.

                                              /s/ Alan C. Johnson
                                          By:__________________________________
                                              Name: Alan C. Johnson
                                              Title: President and Chief
                                              Executive Officer

                           FEDERAL-MOGUL GLOBAL INC.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 23rd day of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


          /s/ Alan C. Johnson               Chief Executive Officer (Principal
___________________________________________   Executive Officer)
              Alan C. Johnson

          /s/ Thomas W. Ryan                Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              Thomas W. Ryan

         /s/ Kenneth P. Slaby               Controller (Principal Accounting Officer)
___________________________________________
             Kenneth P. Slaby

          /s/ Alan C. Johnson               Director
___________________________________________
              Alan C. Johnson

          /s/ Thomas W. Ryan                Director
___________________________________________
              Thomas W. Ryan

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on June 24, 1999.

                                          Federal-Mogul U.K. Holdings Inc.

                                             /s/ Alan C. Johnson
                                          By: _________________________________
                                             Name: Alan C. Johnson
                                             Title: President and Chief
                                             Executive Officer

                        FEDERAL-MOGUL U.K. HOLDINGS INC.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 23rd day of June, 1999

                 Signature                                     Title
                 ---------                                     -----


          /s/ Alan C. Johnson               Chief Executive Officer (Principal
___________________________________________   Executive Officer)
              Alan C. Johnson

          /s/ Thomas W. Ryan                Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              Thomas W. Ryan

         /s/ Kenneth P. Slaby               Controller (Principal Accounting Officer)
___________________________________________
             Kenneth P. Slaby

          /s/ Alan C. Johnson               Director
___________________________________________
              Alan C. Johnson

          /s/ Thomas W. Ryan                Director
___________________________________________
              Thomas W. Ryan

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on June 24, 1999.

                                          Federal-Mogul Venture Corporation

                                             /s/ Alan C. Johnson
                                          By: _________________________________
                                             Name: Alan C. Johnson
                                             Title: President and Chief
                                             Executive Officer

                       FEDERAL-MOGUL VENTURE CORPORATION

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 23rd day of June, 1999

                 Signature                                     Title
                 ---------                                     -----


          /s/ Alan C. Johnson               Chief Executive Officer (Principal
___________________________________________   Executive Officer)
              Alan C. Johnson

          /s/ Thomas W. Ryan                Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              Thomas W. Ryan

         /s/ Kenneth P. Slaby               Controller (Principal Accounting Officer)
___________________________________________
             Kenneth P. Slaby

         /s/ Timothy W. Heffron             Director
___________________________________________
            Timothy W. Heffron

          /s/ Alan C. Johnson               Director
___________________________________________
              Alan C. Johnson

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on June 24, 1999.

                                           Federal-Mogul World Wide, Inc.

                                             /s/ Alan C. Johnson
                                           By:_________________________________
                                             Name: Alan C. Johnson
                                             Title: President and Chief
                                                 Executive Officer

                         FEDERAL-MOGUL WORLD WIDE, INC.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 23rd of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


         /s/ Richard A. Snell               Chief Executive Officer (Principal
___________________________________________   Executive Officer)
             Richard A. Snell

          /s/ Thomas W. Ryan                Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              Thomas W. Ryan

         /s/ Kenneth P. Slaby               Controller (Principal Accounting Officer)
___________________________________________
             Kenneth P. Slaby

         /s/  Alan C. Johnson               Director
___________________________________________
              Alan C. Johnson

          /s/ Thomas W. Ryan                Director
___________________________________________
              Thomas W. Ryan

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on June 24, 1999.

                                           Federal-Mogul Global Properties,
                                           Inc.

                                              /s/ Thomas W. Ryan
                                           By: ________________________________
                                              Name: Thomas W. Ryan
                                              Title: Vice President and Chief
                                                  Financial Officer

                     FEDERAL-MOGUL GLOBAL PROPERTIES, INC.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 23rd of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


            /s/ Gordon Ulsh                 President and Chief Operating Officer
___________________________________________   (Principal Executive Officer)
                Gordon Ulsh

          /s/ Thomas W. Ryan                Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              Thomas W. Ryan

         /s/ Kenneth P. Slaby               Controller (Principal Accounting Officer)
___________________________________________
             Kenneth P. Slaby

          /s/ Alan C. Johnson               Director
___________________________________________
              Alan C. Johnson

            /s/ Gordon Ulsh                 Director
___________________________________________
                Gordon Ulsh

         /s/ David A. Bozynski              Director
___________________________________________
             David A. Bozynski

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on June 24, 1999.

                                          Felt Products Mfg. Co.

                                             /s/ Thomas W. Ryan
                                          By:__________________________________
                                             Name: Thomas W. Ryan
                                             Title: Vice President and Chief
                                                 Financial Officer

                             FELT PRODUCTS MFG. CO.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 23rd of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


         /s/ Richard A. Snell               Chief Executive Officer (Principal
___________________________________________   Executive Officer)
             Richard A. Snell

          /s/ Thomas W. Ryan                Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              Thomas W. Ryan

         /s/ Kenneth P. Slaby               Controller (Principal Accounting Officer)
___________________________________________
             Kenneth P. Slaby

          /s/ Thomas W. Ryan                Director
___________________________________________
              Thomas W. Ryan

        /s/ Wilhelm A. Schmelzer            Director
___________________________________________
           Wilhelm A. Schmelzer

         /s/ Richard A. Snell               Director
___________________________________________
             Richard A. Snell

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on June 24, 1999.

                                          Federal-Mogul Dutch Holdings Inc.

                                             /s/ Alan C. Johnson
                                          By:__________________________________
                                             Name: Alan C. Johnson
                                             Title: President and Chief
                                                 Executive Officer

                       FEDERAL-MOGUL DUTCH HOLDINGS INC.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 23rd day of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


          /s/ Alan C. Johnson               Chief Executive Officer (Principal
___________________________________________   Executive Officer)
              Alan C. Johnson

          /s/ Thomas W. Ryan                Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              Thomas W. Ryan

         /s/ Kenneth P. Slaby               Controller (Principal Accounting Officer)
___________________________________________
             Kenneth P. Slaby

          /s/ Alan C. Johnson               Director
___________________________________________
              Alan C. Johnson

          /s/ Thomas W. Ryan                Director
___________________________________________
              Thomas W. Ryan

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on June 24, 1999.

                                          Carter Automotive Company, Inc.

                                             /s/ Alan C. Johnson
                                          By:__________________________________
                                             Name: Alan C. Johnson
                                             Title: President and Chief
                                                 Executive Officer

                        CARTER AUTOMOTIVE COMPANY, INC.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 23rd day of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


          /s/ Alan C. Johnson               Chief Executive Officer (Principal
___________________________________________   Executive Officer)
              Alan C. Johnson

          /s/ Thomas W. Ryan                Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              Thomas W. Ryan

         /s/ Kenneth P. Slaby               Controller (Principal Accounting Officer)
___________________________________________
             Kenneth P. Slaby

          /s/ Alan C. Johnson               Director
___________________________________________
              Alan C. Johnson

          /s/ Thomas W. Ryan                Director
___________________________________________
              Thomas W. Ryan

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on June 24, 1999.

                                          Federal-Mogul UK Holdings Limited

                                             /s/ Alan C. Johnson
                                          By:__________________________________
                                             Name: Alan C. Johnson
                                             Title: President and Chief
                                             Executive Officer

                       FEDERAL-MOGUL UK HOLDINGS LIMITED

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 23rd of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


          /s/ Alan C. Johnson               Chief Executive Officer (Principal
___________________________________________   Executive Officer)
              Alan C. Johnson

          /s/ Thomas W. Ryan                Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              Thomas W. Ryan

         /s/ Kenneth P. Slaby               Controller (Principal Accounting Officer)
___________________________________________
             Kenneth P. Slaby

          /s/ Alan C. Johnson               Director
___________________________________________
              Alan C. Johnson

          /s/ Thomas W. Ryan                Director
___________________________________________
              Thomas W. Ryan

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on June 24, 1999.

                                          Federal-Mogul Ignition Company

                                             /s/ Gordon A. Ulsh
                                          By:__________________________________
                                             Name: Gordon A. Ulsh
                                             Title: President and Chief
                                                 Executive Officer

                         FEDERAL-MOGUL IGNITION COMPANY

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 23rd of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


          /s/ Gordon A. Ulsh                Chief Executive Officer (Principal
___________________________________________   Executive Officer)
              Gordon A. Ulsh

          /s/  Thomas W. Ryan               Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              Thomas W. Ryan

         /s/ Kenneth P. Slaby               Controller (Principal Accounting Officer)
___________________________________________
             Kenneth P. Slaby

          /s/ Gordon A. Ulsh                Director
___________________________________________
              Gordon A. Ulsh

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on June 24, 1999.

                                          Federal-Mogul Products, Inc.

                                             /s/ Gordon A. Ulsh
                                          By:__________________________________
                                             Name: Gordon A. Ulsh
                                             Title: President and Chief
                                                 Executive Officer

                          FEDERAL-MOGUL PRODUCTS, INC.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 23rd of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


          /s/ Gordon A. Ulsh                Chief Executive Officer (Principal
___________________________________________   Executive Officer)
              Gordon A. Ulsh

          /s/  Thomas W. Ryan               Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              Thomas W. Ryan

         /s/ Kenneth P. Slaby               Controller (Principal Accounting Officer)
___________________________________________
             Kenneth P. Slaby

          /s/ Gordon A. Ulsh                Director
___________________________________________
              Gordon A. Ulsh

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on June 24, 1999.

                                          Federal-Mogul Aviation, Inc.

                                             /s/ Gordon A. Ulsh
                                          By:__________________________________
                                             Name: Gordon A. Ulsh
                                             Title: President and Chief
                                                 Executive Officer

                          FEDERAL-MOGUL AVIATION, INC.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 23rd of June, 1999.

                 Signature                                     Title
                 ---------                                     -----


          /s/ Gordon A. Ulsh                Chief Executive Officer (Principal
___________________________________________   Executive Officer)
              Gordon A. Ulsh

          /s/  Thomas W. Ryan               Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              Thomas W. Ryan

         /s/ Kenneth P. Slaby               Controller (Principal Accounting Officer)
___________________________________________
             Kenneth P. Slaby

          /s/ Gordon A. Ulsh                Director
___________________________________________
              Gordon A. Ulsh

          /s/  Thomas W. Ryan               Director
___________________________________________
              Thomas W. Ryan

                                 EXHIBIT INDEX

 Exhibit
 No.                               Exhibit Description
 -------                           -------------------
    2.1  Recommended Cash Offer for T&N plc, dated as of November 13, 1997.
         (Incorporated by reference to Exhibit 2.1 to Federal-Mogul's Annual
         Report on Form 10-K for the year ended December 31, 1997 (the "1997
         10-K").)

    2.2 Equity Purchase Agreement between the Company and The Sellers with respect to the acquisition of Fel-Pro Incorporated, dated as of January 9, 1998. (Incorporated by reference to Exhibit 2.2 to the 1997
         10-K.)

    2.3  Purchase and Sale Agreement between Cooper Industries, Inc. and
         Federal-Mogul Corporation, dated August 17, 1998. (Incorporated by reference to Exhibit 2.1 to Federal-Mogul's Current Report on Form 8-K filed October 26, 1998.)

    3.1  Federal-Mogul's Second Restated Articles of Incorporation, as amended.
         (Incorporated by reference to Exhibit 3.1 to Federal-Mogul's Quarterly
         Report on Form 10-Q for the quarter ended March 31, 1999.)

    3.2 Federal-Mogul's Bylaws, as amended (Incorporated by reference to Exhibit 3.2 to Federal-Mogul's Form 10-K for the year ended December
         31, 1998 (the "1998 10-K").)

   *3.3 Federal-Mogul Dutch Holdings Inc.'s Certificate of Incorporation, as amended.

   *3.4  Federal-Mogul Dutch Holdings Inc.'s Bylaws.

   *3.5  Federal-Mogul Global Inc.'s Articles of Incorporation.

   *3.6  Federal-Mogul Global Inc.'s Bylaws.

   *3.7 Federal-Mogul U.K. Holdings Inc.'s Certificate of Incorporation, as amended.

   *3.8  Federal-Mogul U.K. Holdings Inc.'s Bylaws.

   *3.9  Carter Automotive Company, Inc.'s Certificate of Incorporation.

   *3.10 Carter Automotive Company, Inc.'s Bylaws.

   *3.11 Federal-Mogul Venture Corporation's Articles of Incorporation, as amended.

   *3.12 Federal-Mogul Venture Corporation's Bylaws.

   *3.13 Federal-Mogul World Wide, Inc.'s Articles of Incorporation.

   *3.14 Federal-Mogul World Wide, Inc.'s Bylaws.

   *3.15 Federal-Mogul Global Properties, Inc.'s Articles of Incorporation.

   *3.16 Federal-Mogul Global Properties, Inc.'s Bylaws.

   *3.17 Felt Products Mfg. Co.'s Restated Certificate of Incorporation, as amended.

   *3.18 Felt Products Mfg. Co.'s Bylaws.

  **3.19 F-M UK Holding Limited's Articles of Association.

  **3.20 Federal-Mogul Ignition Company's Certificate of Incorporation.

  **3.21 Federal-Mogul Ignition Company's Bylaws.

  **3.22 Federal-Mogul Products, Inc.'s Articles of Incorporation.

  **3.23 Federal-Mogul Products, Inc.'s Bylaws.

  **3.24 Federal-Mogul Aviation, Inc.'s Articles of Incorporation.

 Exhibit
 No.                               Exhibit Description
 -------                           -------------------
 **3.25  Federal-Mogul Aviation, Inc.'s Bylaws.

   4.1 Rights Agreement dated as of February 24, 1999 between Federal-Mogul and The Bank of New York, as Rights Agent. (Incorporated by reference to Exhibit 4 to Federal-Mogul's Current Report on Form 8-K filed
         February 25, 1999.)

   4.2   Purchase Agreement for 10,000,000 Trust Convertible Preferred
         Securities of Federal-Mogul Financing Trust, dated as of November 24,
         1997. (Incorporated by reference to Exhibit 4.6 to the 1997 10-K.)

   4.3 Registration Rights Agreement, dated as of December 1, 1997, by and among Federal-Mogul, Federal-Mogul Financing Trust and Morgan Stanley
         & Co. Inc. as Initial Purchaser. (Incorporated by reference to Exhibit
         4.7 to the 1997 10-K.)

   4.4   Indenture between Federal-Mogul and The Bank of New York, dated as of
         December 1, 1997, with respect to the Subordinated Debentures.
         (Incorporated by reference to Exhibit 4.8 to the 1997 10-K.)

   4.5   First Supplemental Indenture between Federal-Mogul and The Bank of New
         York, dated as of December 1, 1997, with respect to the Subordinated
         Debentures. (Incorporated by reference to Exhibit 4.9 to the 1997 10-
         K.)

   4.6 Indenture among Federal-Mogul Corporation and The Bank of New York dated as of January 20, 1999. (Incorporated by reference to Exhibit
         4.8 to the 1998 10-K).

   4.7 Registration Agreement, dated as of January 9, 1998, by and among Federal-Mogul and the Investors identified on Schedule 1 thereto relating to the Series E Mandatory Exchangeable Preferred Stock.
         (Incorporated by reference to Exhibit 4.10 to the 1997 10-K.)

 **4.8 Registration Rights Agreement, dated as of January 20, 1999, by and among Federal-Mogul and the Initial Purchasers named therein.

   4.9   Form of New Note (contained in Exhibit 4.6).

   4.10  Form of Guarantee (contained in Exhibit 4.6).

 **5     Opinion of David M. Sherbin, Esq.

  10.1 Federal-Mogul's 1984 Stock Option Plan, as last amended. (Incorporated by reference to Exhibit 10.2 to Federal-Mogul's Annual report or Form
         10-K for the year ended December 31, 1994 (the "1994 10-K").)

  10.2 Federal-Mogul Corporation 1989 Performance Incentive Stock Plan, as amended. (Incorporated by reference to Exhibit 10.14 to the 1994 10-
         K.)

  10.3   Federal-Mogul Corporation 1997 Amended and Restated Long-Term
         Incentive Plan, as adopted by the Shareholders of Federal-Mogul on May
         20, 1998. (Incorporated by reference to Federal-Mogul's 1998
         Definitive Proxy Statement on Form 14A.)

  10.4 Federal-Mogul's 1977 Supplemental Compensation Plan, as amended and restated. (Incorporated by reference to Exhibit 10.27 to Federal-
         Mogul's Quarterly Report on Form 10-Q for the quarter ended June 30,
         1994.)

  10.5 Form of Executive Severance Agreement between Federal-Mogul and certain executive officers. (Incorporated by reference to Exhibit 10.5 to Federal-Mogul's Annual Report on Form 10-K for the year ended
         December 31, 1996 (the "1996 10-K").)

  10.6   Amended and Restated Deferred Compensation Plan for Corporate
         Directors. (Incorporated by reference to Exhibit 10.7 to Federal-
         Mogul's Annual Report on Form 10-K for the year ended December 31,
         1990 (the "1990 10-K").)

 Exhibit
 No.                               Exhibit Description
 -------                           -------------------
   10.7  Supplemental Executive Retirement Plan, as amended. (Incorporated by reference to Exhibit 10.10 to Federal-Mogul's Annual Report for the
         year ended December 31, 1992 (the "1992 10-K").)

   10.8  Description of Umbrella Excess Liability Insurance for the Senior
         Management Team. (Incorporated by reference to Exhibit 10.11 to the 1990 10-K.)

   10.9 Federal-Mogul Corporation Executive Loan Program. (Incorporated by reference to Exhibit 10.26 to Federal-Mogul's Quarterly Report on Form
         10-Q for the quarter ended March 31, 1994.)

   10.10 Federal-Mogul Corporation Non-Employee Director Stock Plan.
         (Incorporated by reference to Exhibit 4 to Federal-Mogul's
         Registration Statement on Form S-8 (Registration No. 33-54301).)

   10.11 Amended and Restated Declaration of Trust of Federal-Mogul Financing
         Trust, dated as of December 1, 1997. (Incorporated by reference to Exhibit 10.34 to the 1997 10-K.)

   10.12 Common Securities Guarantee Agreement, dated as of December 1, 1997, among Federal-Mogul and Federal-Mogul Financing Trust. (Incorporated by reference to Exhibit 10.35 to the 1997 10-K.)

   10.13 Third Amended and Restated Credit Agreement, dated as of February 24,
         1999, in the amount of $1,750,000,000 among Federal-Mogul, The Foreign
         Subsidiary Borrowers, the Lenders and The Chase Manhattan Bank.
         (Incorporated by reference to Exhibit 10.13 to the 1998 10-K.)

   10.14 Receivables Sale and Contribution Agreement, dated as of November 20,
         1998, among Federal-Mogul, Carter Automotive Company, Inc., Federal-
         Mogul Canada Limited and Federal-Mogul Funding Corporation.
         (Incorporated by reference to Exhibit 10.14 to the 1998 10-K.)

   10.15 Receivable Interest Purchase Agreement, dated as of November 20, 1998, among Federal-Mogul, Federal-Mogul Funding Corporation, Falcon Asset
         Securitization Corporation and The First National Bank of Chicago.
         (Incorporated by reference to Exhibit 10.15 to the 1998 10-K.)

   11    Computation of Per Share Earnings. (Incorporated by reference to the
         1998 10-K.)

 **12.1  Computation of Ratio of Earnings to Fixed Charges.

 **12.2  Computation of Ratio of Earnings to Combined Fixed Charges and
         Preferred Stock Dividends.

   21    Subsidiaries of the Registrant. (Incorporated by reference to Exhibit
         21 to the 1998 10-K).

 **23.1  Consent of Ernst & Young LLP.

 **23.2  Consent of KPMG Audit Plc.

 **23.3  Consent of David M. Sherbin, Esq. (included in his opinion filed as
         Exhibit 5).

 **24.1  Power of Attorney for Federal-Mogul.

 **24.2  Powers of Attorney of Guarantors.

 **25    Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Bank of New York, as Trustee under the Indentures.

 **99.1  Form of Letter of Transmittal.

 **99.2  Form of Notice of Guaranteed Delivery.

 **99.3  Form of Exchange Agreement.

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*Previously filed as an exhibit to Registration Statement Number 333-56725.
**Filed herewith.
***To be filed by amendment.

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